                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  SCHEDULE 14A
                                 (Rule 14a-101)

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

(x) Filed by the Registrant
( ) Filed by a Party other than the Registrant
Check the appropriate box:
(x) Preliminary proxy statement
( ) Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
( ) Definitive proxy statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to ss.240.14a-12

                          LYNCH INTERACTIVE CORPORATION
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required.
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        Title of each class of securities to which transaction applies:

     (1) Aggregate number of securities to which transaction  applies:  Per unit price or other  underlying  value of transaction  computed  pursuant to
         Exchange Act Rule
     (2) 0-11 (set forth the amount on which the  filing fee is  calculated  and state how it was determined):

     (3) Proposed maximum aggregate value of transaction:

     (4) Total fee paid:

     (5) Fee paid previously with preliminary materials.

( )  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date filed:

                          LYNCH INTERACTIVE CORPORATION

                            401 Theodore Fremd Avenue

                               Rye, New York 10580

                                (914) 921 - 8821

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD __________, 2005

                              --------------------

                                                            _________ __, 2005

To Stockholders of
   Lynch Interactive Corporation:

          NOTICE IS HEREBY  GIVEN to the  holders  of  common  stock,  par value
$0.0001 per share (the "Common  Stock"),  of Lynch  Interactive  Corporation,  a
Delaware   corporation   (the   "Corporation"),   that  the  Annual  Meeting  of
Stockholders  (the  "Annual  Meeting")  of the  Corporation,  will  be  held  at
__________  Greenwich,  Connecticut,  on  _______,  ______,  2005,  at 8:30 a.m.
Eastern time, for the following purposes:

1)   To  approve,  subject  to final  action  by the Board of  Directors  of the
     Corporation (the "Board of Directors"),  an amendment to the  Corporation's
     Restated  Certificate of Incorporation  effecting a 1-for-100 reverse stock split of the Common Stock.

2)   To approve, subject to final action by the Board of Directors, an amendment
     to  the  Corporation's   Certificate  of  Incorporation   granting  to  the
     Corporation an option to acquire shares proposed to be sold by stockholders subsequent to such reverse stock split if, after such sale,  there would be
     300 or more holders of record of the Common Stock.

3)   To re-approve the Principal Executive Bonus Plan.

4)   To elect seven  members of the Board of  Directors  to serve until the next
     Annual Meeting and until their successors are duly elected and qualify.

5)   To approve a proposal  to adjourn  the Annual  Meeting,  if  necessary,  to solicit additional proxies.

6)   To  transact  such other  business as may  properly  come before the Annual
     Meeting or any adjournments thereof.

          Information relating to the above matters is set forth in the enclosed proxy  statement.  The Board of Directors and management of the  Corporation are not aware of any other  matters  that will come  before the Annual  Meeting.  As determined by the Board of Directors,  only  stockholders of record at the close of business on ________ __, 2005 are entitled to receive  notice of, and to vote at, the Annual Meeting and any adjournments thereof.

          THE BOARD OF  DIRECTORS  ENCOURAGES  ALL  STOCKHOLDERS  TO  PERSONALLY
ATTEND THE ANNUAL MEETING.  YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER
OF SHARES YOU OWN.  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING,  YOU
ARE REQUESTED TO PROMPTLY  DATE,  COMPLETE,  SIGN AND RETURN THE ENCLOSED  PROXY
CARD IN THE  ENCLOSED  ACCOMPANYING  POSTAGE-PAID  ENVELOPE  IN ORDER  THAT YOUR
SHARES OF OUR  COMMON  STOCK MAY BE  REPRESENTED.  YOUR  COOPERATION  IS GREATLY
APPRECIATED.

                                  By Order of the Board of Directors,

                                  John A. Cole
                                  Vice President, General Counsel and Secretary

                                PRELIMINARY COPY

                          LYNCH INTERACTIVE CORPORATION

                            401 Theodore Fremd Avenue

                               Rye, New York 10580

                                 (914) 921-8821

                             -----------------------

                                 PROXY STATEMENT

                               SUMMARY TERM SHEET

                             -----------------------

     This summary term sheet,  including  the  "Questions  and Answers About the
Meeting and Transaction"  section that follows,  highlights selected information
from  the  attached  proxy   statement  for  the  2005  Annual  Meeting  of  our
stockholders  and  addresses  the  material  terms of the  reverse  stock  split described  below.  For a complete  description  of the reverse stock split,  you should carefully read the proxy statement and all of its exhibits.  This summary is  qualified in its  entirety by  reference  to the more  detailed  information appearing  elsewhere in, or  accompanying,  the proxy  statement,  including the financial  statements in our amended annual  report,  which  accompanies  and is
incorporated  by  reference  into  the  proxy   statement.   References  to  the
"Corporation,"   "us,"  "we,"  "our"  or  "Lynch  Interactive"  refer  to  Lynch
Interactive  Corporation,  a Delaware corporation.  This proxy statement and the accompanying  proxy are being mailed to holders of shares of our Common Stock on or about _____ ___, 2005.

     The  table  of  contents  appears  on page  9,  immediately  following  the
"Questions and Answers About the Meeting and Transaction."

THE REVERSE STOCK SPLIT HAS NOT BEEN APPROVED OR  DISAPPROVED  BY THE SECURITIES
AND EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES  COMMISSION,  AND NEITHER THE
SECURITIES AND EXCHANGE  COMMISSION NOR ANY STATE COMMISSION HAS PASSED UPON THE
FAIRNESS OR MERITS OF THE REVERSE  STOCK SPLIT OR UPON THE  ACCURACY OR ADEQUACY
OF THE INFORMATION  CONTAINED IN THIS PROXY  STATEMENT.  ANY PRESENTATION TO THE
CONTRARY IS UNLAWFUL.

REVERSE STOCK SPLIT; "GOING DARK"; "PINK SHEET" QUOTATION

     o    Our Board of Directors has authorized, subject to stockholder approval and  subsequent  final action by our Board of  Directors,  a 1-for-100 reverse  stock split of our Common Stock.  Stockholders  who own fewer than 100 shares at the effective  time of the reverse stock split will receive a cash  payment  equal to the fair market  value of the shares they hold,  as  described in more detail in the proxy  statement.  For example,  if the  reverse  split  took  place  on  July  __,  2005,  a shareholder holding fewer than 100 shares would receive a cash payment of $_____ per share for each share held on such date. Stockholders who own 100 or more shares of our Common  Stock at the  effective  time of the reverse  stock split will remain  stockholders,  will  continue to hold whole and fractional  shares, and will not be entitled to receive any cash for  their  fractional  share  interests  resulting  from the reverse stock split.

     o    The amendment to our Restated  Certificate of Incorporation that would effect the  1-for-100  reverse  split,  a form of which is attached as
          Exhibit A, would also include a standing  option for us to  repurchase any shares of Common Stock  proposed to be  transferred by a remaining stockholder  if after such proposed  transfer the number of holders of record of our Common  Stock would equal or exceed 300. The price to be paid for the shares  purchased  upon  exercise of this option would be equal to (i) the mean between the bid and asked  prices (as  published in the pink  sheets)  averaged  over the 20 trading  days on which the shares of Common Stock were actually quoted immediately  preceding the date of exercise of the option or (ii) if the Common Stock is not then quoted in the pink sheets, or if such  determination  cannot otherwise be made,  the fair market value of such shares as  determined  in good faith by our Board of Directors.

     o    If  consummated,  the  reverse  stock  split would be part of a "going dark" plan.  Following  the reverse  stock split,  we would have fewer than 300 holders of record and we would  delist our Common  Stock from the American Stock Exchange (the "AMEX").  We would also terminate the registration of our Common Stock under the Securities  Exchange Act of
          1934 (the  "Exchange  Act").  We would "go dark," I.E.,  become a ----
          non-reporting  company for  purposes of the  Exchange  Act.  This will eliminate  the  significant  expense  required  to comply  with public reporting  and  related  requirements  including,  but not limited to, those of the  Sarbanes-Oxley  Act of 2002.  Our Board of Directors has
          concluded that the cost associated  with being a reporting  company is not justified by its benefits in view of the limited trading  activity in our Common Stock,  and has determined  that the reverse stock split is fair to and in the best  interests of our  stockholders,  including our  unaffiliated  stockholders.  See  also  the  information  in  the sections  "Recommendation  of Our Board of Directors" and "Fairness of
          the Reverse Stock Split."

     o    Subsequent to the reverse split, our shares may be quoted in the "pink sheets,"  but  initially  at a price  approximately  100  times  their current price on the AMEX. In addition, the spread between the bid and asked  prices of our Common Stock in the pink sheets may be wider than on the AMEX and the  liquidity of our shares may be reduced.  In order to facilitate  future quotation of our Common Stock in the pink sheets and to eliminate any then  existing  fractional  shares,  at some time after the reverse  stock is  completed,  we may effect a forward stock split.

     o    If we "go dark," we intend  voluntarily to disseminate press releases, quarterly financial statements and audited annual financial statements
          to  our  stockholders  and  the  investment   community  generally  to
          facilitate quotation of our shares in the pink sheets.

     o    The members of our Board of Directors, including Mario J. Gabelli (who may be deemed to be a controlling stockholder of ours), have indicated
          that they  intend to vote,  or cause to be  voted,  the  shares of our
          Common Stock that they directly or indirectly  control in favor of the reverse stock split. The shares of our Common Stock beneficially owned by directors  represent  approximately  26% of our outstanding  voting securities.

     o    The reverse stock split is not expected to affect our current business plan or  operations,  except for the  anticipated  cost and management time  savings  associated  with  termination  of our public  reporting
          company   obligations.   See  also  the  information  in  the  section
          "Structure of Proposal."

     o    Our Board of Directors has retained the authority to determine whether and  when  to  file  the  amendment  to our  Restated  Certificate  of
          Incorporation  with the Secretary of State of the State of Delaware to effect the reverse stock split,  notwithstanding  the authorization of the reverse stock split by our stockholders.  As we are submitting the reverse stock split to our stockholders to save the expenses  involved in  compliance  with  the  Sarbanes-Oxley  Act of  2002,  particularly
          Section 404 thereof,  any Congressional or regulatory  initiative that would give substantial relief to issuers such as the Corporation could influence the Board to abandon the amendment.

     o    Our Board of Directors has set the cash  consideration  to be paid for fractional  shares  held by  holders  of less  than  one  whole  share resulting from the reverse stock split to be the greater of (i) $29.00 or (ii) 120% of the  average  of the  closing  prices per share of our
          Common Stock on the AMEX over the 20 days  immediately  preceding  the
          Effective  Date on which  the  shares of Common  Stock  were  actually traded, which amount the Board of Directors believes to represent, and is referred to  hereinafter  as, the "fair market  value" per share of our Common Stock.

     o    Our Board of  Directors  retained  Caymus  Partners  LLC to provide an opinion as to the fairness to our  unaffiliated  stockholders,  from a financial  point  of  view,  of the  consideration  to be  paid in the reverse stock split.

     o    Our stockholders are not entitled to appraisal rights under either our
          Restated  Certificate of Incorporation or our Bylaws,  as amended,  or under the Delaware General  Corporation Law, even if they vote against the  reverse  stock  split.  See also the  information  in the section
          "Appraisal and Dissenters' Rights."

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSALS

Q:   WHAT IS THE TIME AND PLACE OF THE ANNUAL MEETING?
A:   The  Annual  Meeting  will  be  held  at   __________________,   Greenwich,
Connecticut, on ______, ___, 2005, at 8:30 a.m. Eastern time.

Q:   WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?
A:   You are being asked to vote on the approval of a proposed  amendment to our
Restated  Certificate of Incorporation that will provide for a 1-for-100 reverse stock split and to vote on the approval of a proposed  amendment to our Restated
Certificate of  Incorporation  that will grant to the Company the right of first refusal option  subsequent to the reverse stock split.  You are also being asked to re-approve the Principal  Executive  Bonus Plan,  which was first approved in
2000, to elect seven  directors,  to adjourn the meeting if necessary to solicit additional  proxies,  and to transact  such other  business as may properly come before the meeting.

Q:   WHAT DOES IT MEAN TO "GO DARK" AND WHAT ARE ITS BENEFITS?
A:   If the  reverse  stock split is  consummated,  we would have fewer than 300 holders  of  record,  and we would be  eligible  to delist  from the AMEX and to terminate the  registration of our Common Stock under the Exchange Act, so that, among other  things,  we would not have to comply with the  requirements  of the
Sarbanes-Oxley Act of 2002.  Additionally,  the shares of our Common Stock would trade, if at all, only in the pink sheets or in privately  negotiated  sales. If we delist and deregister our Common Stock,  we currently  intend  voluntarily to disseminate press releases,  quarterly  financial  statements and audited annual financial statements to our stockholders and the investment community generally.
The benefits of delisting and deregistering include:

     o    Eliminating  the costs  associated  with  filing  documents  under the
          Exchange Act with the SEC;
     o    Eliminating  the costs of compliance with  Sarbanes-Oxley  and related regulations;
     o    Reducing  the  direct  and  indirect   costs  of   administering   our
          stockholder accounts and responding to stockholder requests;
     o    Affording our stockholders who hold fewer than 100 shares  immediately before the reverse  stock split the  opportunity  to receive  cash for their shares  without  having to pay brokerage  commissions  and other transaction costs; and
     o    Permitting  our  management  to focus  its time and  resources  on our long-term business goals and objectives.

Q:   WHAT ARE THE DISADVANTAGES TO "GOING DARK"?
A:   Some of the disadvantages include:

     o    Stockholders  owning  fewer  than  100  shares  of  our  Common  Stock
          immediately   before  the  reverse   stock  split  will  not  have  an
          opportunity to liquidate their shares after the reverse stock split at a time and for a price of their own  choosing;  instead,  they will be cashed  out and will no longer be our  stockholders  and will not have the opportunity to participate in or benefit from any future potential appreciation in our value.
     o    Stockholders  who will continue to be our  stockholders  following the reverse  stock  split  will  no  longer  have  available  all  of  the information  regarding  our  operations  and results that is currently available in our filings with the SEC,  although,  as indicated above, we  currently  intend to continue  voluntarily  to  disseminate  press releases,  quarterly and audited annual financial statements;  we will no longer be subject to the liability  provisions of the Exchange Act;
          we will no longer be  subject  to the  provisions  of  Sarbanes-Oxley, including  those requiring our officers to certify the accuracy of our financial statements;

     o    Our  stockholders  following the reverse stock split will no longer be able to trade our  securities on the AMEX, but only in the pink sheets or in privately negotiated transactions,  the effect of which may be a significant reduction in liquidity;
     o    We may have less  flexibility in attracting  and retaining  executives and other employees  because  equity-based  incentives  (such as stock options,  if we ever  choose  to use  them)  tend not to be  viewed as having the same value in a non-reporting company; and
     o    We will be less likely to be able to use shares of our Common Stock to acquire other companies.

See "Fairness of the Reverse Stock Split."

Q:   IS THERE A METHOD TO PREVENT THE NUMBER OF HOLDERS OF RECORD FROM  REACHING
500, THEREBY MAKING US A REPORTING COMPANY AGAIN?
A:   We need to be able to keep the  number of  holders  of record of our Common
Stock below 500 in order to avoid  re-registering under the Exchange Act, filing public reports and complying with  Sarbanes-Oxley.  Therefore,  the amendment to our  Restated  Certificate  of  Incorporation  that would  effect the  1-for-100 reverse  stock split would also include a standing  option for us to  repurchase any shares of Common Stock proposed to be transferred by a remaining stockholder if, after such  proposed  transfer the number of holders of record of our Common
Stock would equal or exceed 300. The price to be paid for the shares pursuant to this option  would be equal to (i) the mean between the bid and asked prices (as published in the pink  sheets)  averaged  over the 20 trading  days  immediately preceding the date of exercise of the option on which the shares of Common Stock were actually  traded or (ii) if the Common Stock is not then traded in the pink sheets,  or if such  determination  can not  otherwise be made,  the fair market value for such shares as determined by our Board of Directors in good faith.

Q:   LYNCH  INTERACTIVE  HAS BEEN PUBLICLY HELD SINCE 1999; WHAT ARE SOME OF THE
REASONS FOR DELISTING AND DEREGISTERING NOW?
A:   Our Board of  Directors  believes  that we  currently  derive  no  material benefit from our status as a public reporting company. The low trading volume in our Common Stock has not provided significant liquidity to our stockholders. Our
Board of  Directors  does not expect that we will use our shares of Common Stock as  consideration  for  acquisitions  or other  transactions  in the foreseeable future and we have no present  intention  of  raising  capital  through a public offering.  Finally,  the low  trading  volume in our  Common  Stock  results  in substantial spikes in the trading price when actual trades are made on the AMEX.
The costs of remaining a public company (principally compliance with section 404 of Sarbanes-Oxley)  will be substantial for the Corporation.  See "Background of the Proposal."

Q:   AS A STOCKHOLDER, WHAT WILL I RECEIVE IN THE TRANSACTION?
A:   If the  reverse  stock split is  consummated  and if you own fewer than 100 shares of our Common Stock immediately  before the effective time of the reverse stock  split,  you will  receive  cash equal to the fair market  value,  without interest,  of the  shares of Common  Stock that you own and you will cease to be our stockholder. The fair market value to be received for fractional shares will be equal to the  greater of (i) $29.00 per share and (ii) 120% of the average of the closing  price per share of our Common Stock on the AMEX over the 20 trading days  immediately  preceding  the  Effective  Date on which the shares of Common
Stock were actually traded. As our Board of Directors has retained the authority to determine  when, and if, to consummate the  transaction,  the exact amount of cash you would  receive will depend on the selected  Effective  Date. If you own
100 or more shares of our Common Stock immediately  before the effective time of the reverse stock split you will continue to be our  stockholder,  holding whole and  fractional  shares (if your holdings are not divisible  evenly by 100), and you will not receive any cash payment for any of your shares in connection  with the transaction.

Q:   IF I OWN FEWER THAN 100  SHARES,  IS THERE ANY WAY I CAN  CONTINUE  TO BE A
STOCKHOLDER AFTER THE TRANSACTION?
A:   If you  currently  own fewer than 100 shares of our Common  Stock,  you can continue to be our  stockholder  after the  effective  time of the reverse stock split by purchasing in the open market or in privately  negotiated  transactions sufficient  additional  shares to cause you to own a minimum  of 100 shares in a single account immediately before the effective time of the reverse stock split.
However, we cannot assure you that any shares will be available for purchase. In addition,  you may  want to (i)  consolidate  holdings  in two or more  accounts aggregating  100 or more  shares  into a single  account  and/or  (ii) hold your shares in "street  name" (if your broker or bank holds over 100 shares in total)
and arrange  with your bank or broker not to effect the  cash-out for the shares it holds for you.

Q:   IS THERE ANYTHING I CAN DO TO TAKE ADVANTAGE OF THE  OPPORTUNITY TO RECEIVE
CASH FOR MY SHARES AS A RESULT OF THE  TRANSACTION  IF I CURRENTLY OWN MORE THAN
100 SHARES?
A:   If you  currently  own 100 or more shares,  you can receive cash for shares you own as of the  effective  time of the reverse stock split if you reduce your ownership  of our  Common  Stock in each of your  account(s)  to fewer  than 100 shares by selling such shares in the open market or otherwise transferring them.
However,  we  cannot  assure  you that any  purchaser  for your  shares  will be available.

Q:   WHAT  HAPPENS IF I OWN A TOTAL OF 100 OR MORE  SHARES  BENEFICIALLY,  BUT I
HOLD FEWER  THAN 100 SHARES OF RECORD IN MY NAME AND FEWER THAN 100 SHARES  WITH
MY BROKER IN "STREET NAME"?

A:   An example of this would be that you have 40 shares  registered in your own name with our transfer agent and you have 60 shares  registered with your broker in "street name."  Accordingly,  you are the beneficial  owner of a total of 100 shares,  but you do not own 100  shares of record  or  beneficially  in the same name.  If this is the case,  as a result of the  transaction,  you would receive cash for the 40 shares you hold of record. You will also receive cash for the 60 shares held in street name  assuming  your broker or other  nominee  effects the cash-out for its beneficial  owners of fewer than 100 shares of our Common Stock held in the broker's or nominee's name. As explained  above,  you can avoid this result  by  consolidating  your  holdings  of 100 or more  shares  into a single account. Brokers or other nominees may have different procedures than registered stockholders  for processing  the reverse stock split and cash-out.  If you hold your shares with a broker or other nominee and if you have questions  about such procedures, we encourage you to contact your broker or nominee.

Q:   WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION TO ME?
A:   Stockholders  who do not receive any cash as a result of the reverse  stock split  should not  recognize  any gain or loss as a result of the reverse  stock split.  For  stockholders  who will  continue to be our  stockholders  after the transaction,  their tax basis and  holding  period in the  shares of our  Common
Stock should remain  unchanged after the reverse stock split.  Stockholders  who will be paid  cash for  their  shares  of our  Common  Stock as a result of this transaction will generally recognize capital gain or loss for federal income tax purposes.  Such gain or loss will be measured by the difference between the cash received by such stockholder and the aggregate  adjusted tax basis of the shares of Common Stock held.  To review the material  tax  consequences  of the reverse stock  split in greater  detail,  please read the  discussion  under the section
"Material Federal Income Tax Consequences."

Q:   AM I ENTITLED TO APPRAISAL RIGHTS?
A:   Under the  Delaware  General  Corporation  Law,  our  stockholders  are not entitled to appraisal or other  similar  rights in  connection  with the reverse stock split.

Q:   WHAT IS THE VOTING RECOMMENDATION OF OUR BOARD OF DIRECTORS?
A:   Our Board of  Directors  has  determined  that the reverse  stock split and right  of  first  refusal  are  advisable  and  in  the  best  interests  of our unaffiliated  stockholders.  Our Board of Directors  has  therefore  unanimously approved the reverse stock split and recommends  that you vote "FOR" approval of this matter at the Annual Meeting.  Our Board of Directors has also  unanimously approved the right of first refusal and recommends  that you vote "FOR" approval of this  matter  at the  Annual  Meeting.  See the  information  in the  section
"Recommendation of our Board of Directors."

Our Board of Directors also  recommends  that you vote "FOR" the  re-approval of the Principal Executive Bonus Plan, "FOR" the election to the Board of Directors of each nominee named in the proxy  statement and "FOR" the  adjournment  of the
Annual Meeting, if necessary, to solicit additional proxies.

Q:   WERE THERE  ADDITIONAL  FACTORS  SUPPORTING  OUR BOARD'S  DETERMINATION  TO
RECOMMEND APPROVAL OF THE REVERSE STOCK SPLIT?
A:   In addition to considering the advantages and  disadvantages of the reverse stock split discussed above, our Board of Directors based its  recommendation to approve such transaction on the following:

     o    The financial  presentations  and opinion of Caymus  Partners LLC, the financial advisor retained in connection with the reverse stock split, and our Board of  Directors'  discussions  and  conclusions  about the fairness to our unaffiliated  stockholders,  from a financial point of view,  of the proposed fair market value to be paid to holders who own fewer  than 100  shares of our  Common  Stock  immediately  before the effective time of the reverse stock split; and
     o    Attempts of our stockholders to achieve  liquidity through open market sales on the AMEX will likely  continue to be hampered  due to the low average daily trading volume of shares of our Common Stock, where only a small  number of shares  could be purchased or sold without the risk of significantly increasing or decreasing the trading price.

Q:   WHAT IS THE TOTAL COST TO US OF THE REVERSE STOCK SPLIT?
A:   We estimate  that the total cash outlay  related to the reverse stock split will be approximately  $512,000, of which we will pay approximately  $340,000 to cash out  fractional  shares,  based on recent  trading  prices of shares of our
Common Stock, and approximately  $172,000 in legal,  financial advisor and other costs to effect the proposed transaction. This amount could be larger or smaller if the number of stockholders with fewer than 100 shares  immediately before the reverse stock split changes as a result of purchases,  sales or other  transfers of our Common Stock.

Q:   WHAT SHARES CAN I VOTE?
A:   You may vote all shares of our Common Stock that you own as of the close of business on the record date, which is ______ ___, 2005. These shares include (1)
shares held directly in your name as the "holder of record," and (2) shares held for you in "street name" as the "beneficial  owner" through a nominee (such as a broker or bank).  Nominees may have different  procedures and, if you own shares in street name, you should contact them prior to voting.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?
A:   No. Once the reverse stock split is consummated,  we will send instructions on where to send  your  stock  certificates  and how you will  receive  any cash payments you may be entitled to receive.

Q:   CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?
A:   Whether  you hold your  shares  directly  as the  stockholder  of record or beneficially  in "street  name," you may direct your vote without  attending the
Annual  Meeting.  You may vote by signing your proxy card or, for shares held in
"street name," by signing the voting instruction card included by your broker or nominee and mailing it in the enclosed,  preaddressed  envelope.  If you provide specific voting instructions,  your shares will be voted as you instruct. If you sign but do not provide  instructions,  your  shares will be voted as  described below in "How are votes counted?"

Q:   CAN I CHANGE MY VOTE?
A:   You may change your proxy instructions at any time prior to the vote at the
Annual Meeting.  For shares held directly in your name, you may change your vote by signing a new proxy card  bearing a later date (which  automatically  revokes the earlier dated proxy card) or by attending  the Annual  Meeting and voting in person.  Attendance at the Annual Meeting will not cause your previously  signed proxy card to be revoked  unless you  specifically  so request.  For shares held beneficially  by you in street name,  you may change your vote by submitting new voting instructions to your broker or nominee.

Q:   WHAT ARE THE VOTING  REQUIREMENTS  TO APPROVE THE  REVERSE  STOCK SPLIT AND
RIGHT OF FIRST  REFUSAL,  RE-APPROVE THE PRINCIPAL  EXECUTIVE  BONUS PLAN AND TO
ELECT DIRECTORS?
A:   Approval of the reverse stock split and right of first refusal will require the  affirmative  vote of a  majority  of the  outstanding  shares of our Common
Stock.  Re-approval of the Principal  Executive  Bonus Plan, and any decision to adjourn the meeting if  necessary  to solicit  more  proxies,  will  require the affirmative  vote of a majority of the votes cast on such proposal at the Annual
Meeting.  The election of nominees to our Board of Directors  will be determined by a plurality of the votes of the shares of our Common Stock  present in person or represented by proxy at the Annual Meeting.

Q:   HOW ARE VOTES COUNTED?
A:   You may vote "FOR,"  "AGAINST" or "ABSTAIN" on the reverse  stock split and right of first refusal, re-approval of the Principal Executive Bonus Plan and an adjournment. If you "ABSTAIN" on the proposal to approve the reverse stock split or right of first  refusal,  it has the same effect as a vote  "AGAINST." If you
"ABSTAIN" on the proposal to re-approve the Principal Executive Bonus Plan or to adjourn or withhold authority to vote for any nominee for director, it will have no effect  on the  votes  cast.  If you sign and date  your  proxy  card with no further  instructions,  your  shares  will be voted  "FOR" the  approval  of the reverse stock split and right of first  refusal,  "FOR" the  re-approval  of the
Principal Executive Bonus Plan, "FOR" the election of each nominee for our Board of Directors named in the proxy statement,  and "FOR" adjournment,  if necessary
in  order  to  solicit   additional   proxies,   all  in  accordance   with  the
recommendations of our Board of Directors.

Q:   WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
A:   We will  announce  preliminary  voting  results at the Annual  Meeting  and publish final results in a Current  Report on Form 8-K filed with the SEC and by amending the Schedule 13E-3 filed in connection with the reverse stock split.

Q:   IF THE TRANSACTION IS APPROVED BY OUR STOCKHOLDERS,  MUST IT BE CONSUMMATED
BY OUR BOARD OF DIRECTORS?
A:   No. Our Board of Directors  may abandon the reverse stock split at any time or may proceed  with it at any time without  further  notice to or action on the part of our stockholders.

Q:   HOW WILL WE OPERATE AFTER THE TRANSACTION?
A:   If the reverse stock split is consummated,  and assuming that we have fewer than 300 holders of record after the transaction, we will delist, deregister and no longer be subject to the reporting and related requirements under the federal securities laws that are applicable to reporting companies. We do not anticipate that the reverse stock split will have an effect on the conduct of our business.
We expect our business and  operations to continue as they are  currently  being conducted.

                                TABLE OF CONTENTS

                                                                           Page
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PROPOSAL NO. 1  AMENDMENT TO  RESTATED CERTIFICATE ON INCORPORATION

PROPOSAL NO. 2  AMENDMENT TO  RESTATED CERTIFICATE ON INCORPORATION

EXECUTIVE COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE

Exhibit A Form of Certificate of Amendment of the Restated Certificate
 of Incorporation of Lynch Interactive Corporation...........................A-1

Exhibit B Financial Advisor's Fairness Opinion...............................B-1

                                       10

                                 SPECIAL FACTORS

BACKGROUND OF THE PROPOSAL

     In recent  years,  our  Common  Stock has  attracted  only  limited  market research attention.  There has been low trading volume on the AMEX, resulting in an  inefficient  market for our shares.  Due to the low  trading  volume and our small market  capitalization  we do not have the ability to use our Common Stock as a significant part of our employee compensation and incentives strategy or as consideration  for  acquisitions.  Our  Board  of  Directors  does  not  foresee opportunities  to raise capital  through sales of equity  securities in a public offering.  Also, our Board of Directors has  determined  that given our size and the absence of  sustained  interest by  securities  research  analysts and other factors,  we have not enjoyed an  appreciable  enhancement in our company image, which usually results from having reporting company status.

     We incur  substantial  direct and indirect costs associated with compliance with the Exchange Act's filing and reporting  requirements  imposed on reporting companies.  The cost of this  compliance  has increased  significantly  with the implementation  of the provisions of  Sarbanes-Oxley,  including but not limited to,  significant  costs and burdens of compliance with the forthcoming  internal control  audit  requirements  of Section 404 of  Sarbanes-Oxley,  more  commonly referred to in this proxy  statement as Section 404.  While the SEC has deferred for  another  year the  application  of Section  404 to  non-accelerated  filers including the  Corporation,  the cost of  implementing  Section  404's  internal control  procedures is expected to be unduly burdensome and costly,  considering our size and our decentralized  control  environment.  We have already incurred, and would continue to incur,  substantial  costs to implement  these  procedures unless and until we delist and  deregister.  In  addition,  we incur  direct and indirect expenses  associated with listing the shares of our Common Stock on the
AMEX. We have also  incurred  substantial  indirect  costs as a result of, among other  things,  the  executive  time  expended  to prepare and review our public filings.

     In light of these circumstances, our Board of Directors believes that it is in our best  interest to  undertake  the  reverse  stock  split,  enabling us to deregister our Common Stock under the Exchange Act.  Deregistering  will relieve us of the administrative burden, cost and competitive  disadvantages  associated with filing reports and otherwise complying with the requirements  imposed under the Exchange Act and Sarbanes-Oxley.

     Our management retained consultants, starting in July 2004, to assist us in preparing to comply with the  requirements of Section 404,  including  expending approximately  $300,000  in  preparing a  preliminary  project and cost plan and documentation of the internal  control  procedures at one of our seven principal subsidiaries.

     Our  Chairman of the Board had  certain  concerns  that he first  voiced in
August  2004  which,  over time,  resulted  in this  proposal.  He had  recently overseen Section 404 compliance  implementation at another company,  of which he is chief  executive  officer.  He recognized  that the  significant  costs (both out-of-pocket and internal) that were being incurred at this other company would be magnified for the Corporation  due to its management  philosophy and business plan. We have primarily  grown through the  acquisition  of small,  stand-alone, non-publicly reporting companies.  When we acquire local telephone subsidiaries, our  philosophy  is to  maintain  decentralized  operations  and to allow  these subsidiaries to maintain their  administrative  office  locations,  staffing and business  systems as they were prior to their  acquisition.  In particular,  the accounting personnel have generally been retained in such local office locations to insure continuity of operations.  Management believes that having individuals who record the accounting entries for a subsidiary in close proximity to the

                                       11

subsidiary's  operations  helps  to  insure  accuracy  of  financial  reporting.
However, this decentralization  leads to a lack of standardization of procedures and processes and a limited number of employees at each  location.  As a result, our Chairman believed that the Corporation would require  significantly  greater resources,  both in terms of dollars  spent and  management  time  diverted,  to accomplish the detailed documentation, as well as management and auditor testing requirements  required by Section 404,  than would be the case for  companies of similar  overall  size  with  centralized  organizations.  In  addition,  he was concerned that the steps to implement these requirements could impair our local, customer-driven  focus and would divert employees of our operating  subsidiaries
from  running  their  businesses.   Finally,   the  Chairman  posited  that  the
significant time requirements relating to Section 404 compliance, which would be imposed  on our  corporate  officers  and  independent  directors,  would not be justified by their benefits and would divert  management's  attention from other matters.

     In response to his concerns,  our officers and directors  began to evaluate whether we were  achieving the benefits of being a publicly  traded company when weighed against the costs of maintaining our public  reporting  obligations.  As discussed  above,  because of the nature of the trading  market in our stock and our small  market  capitalization,  we do not have the ability to use our Common
Stock as  consideration  for  acquisitions.  Further,  we do not currently  have viable  opportunities  to raise capital  through a public offering of our Common
Stock.  We have also been  limited in our  ability to use our Common  Stock as a significant part of our employee compensation and incentive strategy.

     In addition to the limited  benefits we have realized from having reporting company status,  we have determined that 8 of our 14 local telephone  companies, three of which had  revenues  in the $5  million  revenue  range,  with  limited support staffs,  would be required to implement full  documentation  and testing under  Section 404. When it considered  the  constraints  imposed by the limited liquidity and trading  volatility  associated with the low trading volume of our
Common  Stock on the  AMEX,  as well as the  significant  costs of  Section  404 compliance, the Board viewed the Chairman's concerns as well-founded.

     At our December 2004 Board meeting,  the directors  informally approved the preliminary  steps taken by management to develop a specific  proposal to delist and  deregister,  including a review of publicly  available  documents  of other companies  that had recently  undertaken  "going  private"  transactions,  and a determination  of the  compatibility  of such approaches with the  Corporation's situation. With the assistance of counsel, management evaluated the alternatives presented in such  documents  and filings and developed a  recommendation  to be presented to the Board. Also in December 2004, management consulted with counsel about  alternative  methods and procedures for delisting and  deregistering  our shares.

     On January 12,  2005,  at a meeting of the Audit  Committee of our Board of
Directors,  our  independent  auditors,  Deloitte & Touche  LLP,  discussed  new accounting  pronouncements  regarding  the SEC's  final  rules for  implementing
Section 404. In the course of that meeting,  Deloitte & Touche expressed concern over the  Corporation's  readiness  to comply with  Section  404,  even with the assistance of consultants  already  retained by the  Corporation.  Specifically,

                                       12

Deloitte and Touche was concerned that the limited  personnel  resources at each of the Corporation's  subsidiaries,  coupled with the  geographically  dispersed operations, the lack of centralization of subsidiary processes and controls, and the use of primarily  internal resources to document key processes and controls, could make Section 404 compliance  difficult.  Deloitte & Touche advised the audit  committee  to  consider  expanding  its  use  of  external  resources  to supplement the Company's efforts.

     Following this audit committee meeting,  management continued to refine the
proposal  and  directors  had  informal  discussions  among  themselves,   which
discussions  involved the alternatives to the reverse stock split,  including an issuer  tender  offer,  a traditional  stock  repurchase  program and an odd-lot repurchase  program.  (The  alternatives  are discussed in greater detail in the section  "Alternative  Transactions  Considered,"  beginning  on  page  29.)  At subsequent  telephone  meetings on January 29, and February 23, 2005,  the Board considered  using a fixed  (pre-determined)  per share  price  for  shares to be repurchased.  In light of  uncertainties as to when and if the proposal would be acted upon,  specifically  that it could not be predicted  with  certainty  when stockholder approval would take place and that our Board of Directors would have discretion with respect to the timing of the filing of the amendment,  the Board reverted to a formula  price,  tentatively  set at 110% of the  average  closing stock price for the 20 trading days prior to the effective  time.  The Board set the  formula  price  at  110%  of  the  20-day  trading  average  based  on  the recommendation  of  management.  In preparing its  recommendation  to the Board, management had reviewed recent similar  transactions  and, in one case, spoke to an executive at a company that had recently  completed such a  transaction.  The reverse stock split ratio was selected primarily to reduce the number of holders to fewer than 300 and secondarily for ease of calculations.

     Finally,  on March 9, 2005,  our Board of Directors  reviewed a preliminary draft of the  Corporation's  proposed  proxy  statement,  which included a fully developed  reverse stock split  proposal.  Using the draft proxy  statement as a basis for discussion,  the Board reviewed the increasing costs of operating as a reporting  company and evaluated the merits of delisting and  deregistering  our shares of Common  Stock.  In addition to the reverse  stock split,  our Board of
Directors  formally  considered  the  alternatives  listed  in the  draft  proxy statement to achieve this result. In light of the readily apparent problems with these other  alternatives,  when compared with the reverse stock split proposal, our Board of Directors concluded, after a full discussion,  that the most viable alternative was the reverse stock split.  Our Board of Directors  authorized our management to retain Caymus Partners LLC as its financial advisor and to proceed with the reverse split,  but it changed the proposed price formula by increasing the price  from 110% to 120% of the  average  price per share  over the prior 20 trading  days.  The price was  increased to 120% of the average  price per share over the prior 20 trading days because the Board felt that the 20% premium was a fair price,  particularly  given then recent  declines in the stock  price.  The
Board determined to use a 20 trading day average at the suggestion of management and counsel.  Based on their combined experience,  a 20 trading day average is a relatively common  convention used to determine fair market value,  particularly for a company  with low trading  volume,  such as ours. A 20 trading day average looks back approximately one month,  thereby reducing the risk that a sharp, but temporary,  increase  or  decrease  in the stock  price will result in a formula price that does not accurately reflect recent market prices of our Common Stock.

     The Board of Directors, at its March 9 and April 17 meetings, and the audit committee, at its April 19 meeting, unanimously approved the filing of the proxy statement.  Each of the directors intends to vote for the proposed reverse stock split and right of first refusal at the Annual Meeting.

     Also, on April 17, 2005, the Board considered the proposal with the benefit of draft copies of the Caymus opinion and report. In its report, Caymus Partners utilized a number of methodologies in order to analyze our value. The discounted cash flow  analysis,  which Caymus  Partners  considers to be the most  accurate measure of our going concern value,  resulted in a mean implied equity per share value of  $29.00.  Based on these  materials,  the Board  modified  the  pricing formula again by adding a $29.00 per share "floor," and asked Caymus Partners to update its report. Although the Board could have chosen to employ a fixed price,

                                       13

rather than a formula,  it had  rejected a fixed  price  model  during the early stages  of the  proposal's  development.  The  Board  believed  that  given  the uncertainties  with respect to the timing of the reverse  stock  split,  coupled with the volatility of the trading market in the Company's Common Stock, a fixed price was not appropriate.  In the exercise of its best judgment, the Board felt that a formula,  with the  addition  of the $29.00  per share  "floor,"  was the correct  method for  determining  the cash-out  price.  A formula  preserves the
Corporation's  flexibility  to effect the  reverse  stock split at a time of its choosing following  approval of the proposal.  A formula also takes into account fluctuations  in the stock price over the 20 day trading  period  without giving
undue  weight  to  the  stock  price  on  any  particular   day.  In  this  way,
irregularities  in the stock  price  are  accounted  for and the  price  paid to cashed-out  stockholders is most representative of the fair value of the shares.
Further,  as recent  market  prices of the  Corporation's  stock had been  below
$29.00 and the general tend of the  Corporation's  stock price had been downward since the  beginning  of 2005,  the Board  believed  that the  $29.00  per share
"floor" would provide  stockholders  who are cashed-out a fair price,  while the
20% premium on the 20 trading  day average  would  protect  stockholders  in the event of higher market prices during the 20 trading day period.  It delegated to the Audit  Committee final authority to accept the Caymus report and opinion and to direct management to file the preliminary proxy statement with the SEC.

     On April 19, 2005,  the Audit  Committee of the Board of Directors,  acting pursuant to  authority  delegated  to it by the full Board of Directors on April
17, 2005,  received and approved the report and opinion of the financial advisor regarding  the  fairness  from a financial  point of view of the  proposed  cash consideration to be paid to our unaffiliated  stockholders for fractional shares and directed  that the  preliminary  proxy  statement be filed with the SEC. Our
Board of Directors  subsequently  fully adopted the analysis  employed by Caymus
Partners in preparing its report.

PURPOSE OF THE PROPOSAL

     The primary  purpose of the  reverse  stock split is to enable us to reduce the number of our holders of record to fewer than 300. This will allow:

     o    termination  of the listing of our shares on the AMEX and the expenses associated with listing thereon;

     o    termination  of the  registration  of our Common  Stock under  Section
          12(b)  of the  Exchange  Act  and  suspension  of our  duties  to file periodic reports with the SEC and comply with Sarbanes-Oxley;

     o    elimination  of the  administrative  burden and expense of maintaining small stockholders' accounts; and

     o    liquidation by small  stockholders of their shares of our Common Stock at a fair price, without having to pay brokerage commissions.

     While it is possible  that the  Corporation  could  subsequently  return to filing company status, the Board of Directors views this as an unlikely scenario because:  (i) the Corporation  has no present  intention of undertaking a public offering; (ii) the standing option to acquire shares if the number of holders of record would exceed or equal 300 effectively  protects the  Corporation  against
inadvertently  becoming  subject  to  reporting  requirements,   and  (iii)  the
Corporation has no intention of relisting on a securities  exchange or automated quotation system.

STRUCTURE OF THE PROPOSAL

     Our Board of Directors  has approved the  submission  of the reverse  stock split and right of first refusal to a vote of our  stockholders  and  recommends the transaction for your approval. Our Board of Directors has, however, retained the  final  authority  to  determine  if and when to file the  amendment  to our
Restated  Certificate of Incorporation with the Office of the Secretary of State
of  the  State  of   Delaware   in  order  to   effectuate   these   amendments.

                                       14

Notwithstanding  authorization  of  the  proposed  transaction  by  our  current stockholders,  our Board of Directors may abandon the reverse stock split at any time without  further action by our  stockholders,  or may file the amendment at any time without further notice to or action by our stockholders.  However,  the
Board believes that the proposal  should be acted on before it becomes  "stale."
It  expects  to  make  this  decision  within  60  days  after  approval  by the stockholders.

     As of April 19,  2005  there  were  approximately  2,752,251  shares of our
Common Stock  outstanding and  approximately  889 holders of record.  As of such date,  approximately  690  holders  of record  held fewer than 100 shares of our
Common Stock.  As a result,  we believe that the reverse stock split will reduce the number of our holders of record to  approximately  200,  while only reducing the  number  of  outstanding  shares to  approximately  27,410  (2,741,000  on a pre-reverse stock split basis).

     EFFECTS ON STOCKHOLDERS WITH FEWER THAN 100 SHARES OF COMMON STOCK

     If the reverse stock split is implemented,  stockholders holding fewer than
100 shares of our Common  Stock  immediately  before the  reverse  stock  split, sometimes referred to as Cashed Out Stockholders, will:

     o    not  receive a  fractional  share of  Common  Stock as a result of the reverse stock split;

     o    receive  cash  equal to the fair  market  value of the  shares  of our
          Common Stock they held  immediately  before the reverse stock split in accordance with the procedures described in this proxy statement;

     o    not be required to pay any service charges or brokerage commissions in connection with the reverse stock split;

     o    not receive any interest on the cash  payments made as a result of the reverse stock split; and

     o    have no further  ownership  interest in our Corporation and no further voting rights.

     Cash payments to Cashed Out  Stockholders  as a result of the reverse stock split will be subject to income taxation. For a discussion of the federal income tax  consequences  of the reverse  stock  split,  please see the section of this proxy statement entitled "Material Federal Income Tax Consequences."

     If you do not  currently  hold at least 100  shares  of  Common  Stock in a single account and you want to continue to hold shares of our Common Stock after the reverse stock split, you may do so by taking any of the following actions:

     1.   Purchasing  a  sufficient  number of  additional  shares of our Common
          Stock in the open market or privately  and having them  registered  in your name and  consolidated  with your current record account,  if you are a record  holder,  or having them  entered in your  account with a nominee  (such as your broker or bank) in which you hold your  current shares so that you hold at least 100  shares  of our  Common  Stock in your  account  immediately  before the  effective  time of the reverse stock split;

     2.   If you  hold  an  aggregate  of  100 or  more  shares  in two or  more accounts,  consolidating  your  accounts so that you hold at least 100 shares of our  Common  Stock in one  account  immediately  before  the effective time of the reverse stock split; or

     3.   Transferring your shares into an account with a broker or bank so that the  shares are held in "street  name,"  and if the  nominee  holds at least 100 shares and does not  receive  instructions  from you to cash out your position, your beneficial interest will continue.

     You will have to act far enough in advance so that the purchase or transfer of any  shares  of our  Common  Stock  and/or  consolidation  of  your  accounts containing  shares of our Common  Stock is  completed  by the close of  business prior to the effective time of the reverse stock split.

                                       15

     EFFECTS ON STOCKHOLDERS WITH 100 OR MORE SHARES OF COMMON STOCK

     If the reverse stock split is consummated, stockholders holding 100 or more shares of our Common Stock immediately before the reverse stock split, otherwise referred to as Continuing Stockholders, will:

     o    continue to be our  stockholders and will be the only persons entitled to vote as  stockholders  after the  consummation of the reverse stock split;

     o    not  receive  cash  for  any of  their  shares  of our  Common  Stock, including fractional shares; and

     o    likely  experience a reduction in liquidity (which may be significant)
          with respect to their shares of our Common Stock.  If our Common Stock continues  to be  quoted,  it will be quoted in the pink  sheets,  and there may be no trading  market at all in our Common  Stock.  In order for our  Common  Stock to be  quoted in the pink  sheets,  one or more broker-dealers  must act as a market  maker and  sponsor  our  shares.
          However,  because we will not file reports with the SEC,  there can be no assurance that any broker-dealer will be willing to act as a market maker  for  our  shares  of  Common  Stock,  even  if  we  voluntarily disseminate press releases, quarterly financial statements and audited annual  financial  statements to our  stockholders  and the investment community generally.

     Thus, for example,  if you own 159 shares  immediately before the effective time of the reverse  stock  split,  you will own 1.59  shares  after the reverse stock split and you will receive no cash whatsoever.

     EFFECTS ON LYNCH INTERACTIVE

     If consummated, the reverse stock split will affect the registration of our
Common  Stock under the  Exchange  Act, as we intend to delist our Common  Stock from  the  AMEX  and  apply  for  termination  of our  registration  as  soon as practicable after the consummation of the reverse stock split.

     We have no current  plans to issue  additional  shares of our Common  Stock after the reverse stock split, but we reserve the right to do so at any time and from time to time at such  prices  and on such  terms as our Board of  Directors determines to be in our best interest. Continuing Stockholders will not have any preemptive  or other  preferential  rights to purchase  any shares of our Common
Stock that we may issue in the  future,  unless  such  rights  are  specifically hereafter granted.

     After the reverse  stock split has been  consummated,  we may, from time to time,  repurchase  shares of our Common Stock  pursuant to our share  repurchase program, in privately  negotiated sales or in other transactions.  The timing of any such repurchase will depend on a number of factors,  including our financial condition,  operating results and available capital at the time. In addition, we may be  required  at  various  times in the  future to  exercise  our  option to repurchase  shares of Common Stock in order to prevent the number of our holders of record from  equaling or  exceeding  300. We cannot  predict the  likelihood, timing or prices of such purchases and they may well occur without regard to our financial condition or available cash at the time.

                                       16

     We expect that upon the  completion of the reverse stock split,  the shares of our Common Stock  beneficially  owned by our directors and executive  offices will comprise approximately 26% of the then issued and outstanding shares of our
Common Stock, which is approximately the same percentage they comprised prior to the  effective  time  of  the  reverse  stock  split.  The  Corporation  has  no outstanding stock options and only two officers (and no directors) have elected, pursuant to the provisions of the Corporation's  401k plan, to have a portion of their  contributions  to that plan used to purchase shares of the  Corporation's
Common Stock while the  transaction  is pending.  Such purchases are made by the trustee of the plan at prevailing  market prices on a  non-discretionary  basis.
Except as set forth above,  the  Corporation  is not aware that any directors or officers  intend to acquire  shares  while the proposed  reverse  stock split is pending. See "Special Interests of Affiliated Persons in the Transaction."

     The par value of the  shares of our  Common  Stock  will be $0.01 per share following consummation of the reverse stock split.

     SCHEDULE 13E-3 FILING

     The reverse  stock split is  considered a "going  private"  transaction  as defined in Rule 13e-3 promulgated under the Exchange Act, because it is intended to terminate  the  registration  of our Common Stock under  Section 12(b) of the
Exchange  Act and  suspend  our  duty to file  periodic  reports  with  the SEC.
Consequently, we have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC.

ADVANTAGES OF THE PROPOSAL

     COST SAVINGS

     As a result of recent corporate governance scandals and the legislative and litigation  environment  resulting  from  those  scandals,  the costs of being a public reporting  company have increased for those companies  subject to Section
404 requirements,  and the costs of our remaining a public reporting company are expected to  increase  substantially  in the near  future.  Legislation  such as
Sarbanes-Oxley  will  continue to have the effect of increasing  the  compliance burdens and potential  liabilities of being a public reporting company.  It will increase  audit fees and other costs of compliance,  such as securities  counsel fees,  as well as outside  director fees and  potential  liability  faced by our officers and directors. We also incur substantial indirect costs as a result of, among other  things,  our  management's  time expended to prepare and review our public filings.

                                       17

     Our Board of Directors  believes that by deregistering our shares of Common
Stock and suspending our periodic reporting obligations,  we will realize annual cost savings of approximately $1.7 million as follows:

                                                  Estimated Ongoing         Estimated Ongoing
                                                   Annual Costs of          Annual Cost Savings
                                                  Remaining Listed            From Delisting
       Public Company Fees and Costs:              and Registered           and Deregistering
       ------------------------------              --------------           -----------------

     AMEX listing fees                             $        15,000             $       15,000
     Printing, mailing and filing costs                      9,000                      5,000
     Audit fees                                          1,310,000                    400,000
     Other fees                                             15,000                     10,000

     Subtotal                                      $     1,349,000             $      430,000

     Sarbanes-Oxley Compliance Fees

     Attestation fees                              $     1,000,000             $    1,000,000
     Consultants fees                                      270,000                    270,000
                                                   ---------------             --------------

                                                   $     1,270,000             $    1,270,000
                                                   ----------------            ---------------

                                                   $     2,619,000             $    1,700,000
                                                   ===============              ==============

     These  estimated  annual cost savings  reflect,  among other things:  (i) a reduction in audit,  attestation and related fees, (ii) the elimination of costs associated with filing  periodic  reports with the SEC, (iii) the elimination of costs  associated with the listing of shares of our Common Stock on the AMEX and
(iv)  the  reduction  in  direct  miscellaneous  clerical  and  other  expenses, including printing, stock transfer and proxy solicitation expenses.

     Compliance with Section 404 would require  significant  expenditures during the  initial  fiscal year of  compliance,  including  costs  related to computer software  and  hardware  and  fees to third  parties  for  compliance  planning, assessment,  documentation and testing.  Management estimates the increased fees to  third  parties  during  the  initial  year of  compliance  at  approximately
$500,000. The initial year will require significant consulting costs to help the
Corporation  document control  narratives and control matrices,  remediate where controls are considered less than adequate,  and determine which controls should be tested. In 2004, the Company incurred  $300,000 in external  consulting costs to document the controls at one subsidiary. The Corporation's management expects to be able to utilize the work  performed at the  subsidiary to serve as a model for the other subsidiaries.  However, due to the Corporation's limited personnel resources,  it would take two  consultants  more than six months to complete the initial documentation and remediation  required.  The Corporation estimates that two  consultants  would be  retained  for 1,250 hours each at a cost of $200 per hour,  for a total of  $500,000.  This is in addition to the  $300,000  spent in
2004. The  Corporation  believes the $500,000 amount  represents  costs that are over and above the ongoing annual cost to update the  documentation  and perform required  testing.  In addition,  the estimated annual costs and cost savings do not include other costs that  management and the Board of Directors  believe are substantial,  though  difficult or impossible to quantify,  such as internal and outside legal expenses related to being a public reporting  company,  management and internal  clerical support time devoted to this area, and the increased risk of liability associated with being a reporting company.

     The cost  savings  figures set forth above are only  estimates.  The actual savings  we  realize  from the  transaction  may be  higher  or lower  than such estimates,  depending,  among other things,  on how promptly we  consummate  the reverse  stock split.  Estimates of the annual  savings to be realized are based upon (i) the actual costs to us of the services and disbursements in each of the categories listed above that are reflected in our financial records and (ii) the allocation  to each  category of  management's  estimates  of the portion of the expenses and  disbursements in such category  believed to be solely or primarily attributable  to  our  public  reporting  company  status.  In  some  instances, management's cost saving expectations were based on information provided or upon verifiable  assumptions.  For example,  our  auditors,  Deloitte & Touche,  have informally  advised us that there will be a reduction in auditing  fees if we no longer  continue as a public  reporting  company,  though the  estimated  annual savings were developed by management.

     OPPORTUNITY FOR CASHED OUT  STOCKHOLDERS TO SELL THEIR HOLDINGS AT OR ABOVE
THE THEN CURRENT MARKET TRADING PRICE, WITHOUT BROKERAGE FEES OR COMMISSIONS

     In  connection  with the  reverse  stock  split,  our  Board  of  Directors determined that a fair price for this  transaction to Cashed Out Stockholders is the fair market value as set forth in the section  "Background  of the Proposal"
of this proxy  statement,  because it provides them an  opportunity to liquidate their holdings at a fair price without brokerage commissions.

                                       18

     ABILITY TO CONTROL DECISION WHETHER TO REMAIN AS A STOCKHOLDER

     Another  factor  considered  by our Board of Directors in  determining  the fairness of the  transaction to our  unaffiliated  stockholders  is that current holders  of fewer  than  100  shares  of our  Common  Stock  can  remain  as our stockholders,  even if the reverse  stock  split is  consummated,  by  acquiring additional  shares  so that they own at least 100  shares  of our  Common  Stock immediately  before the effective  time of the reverse stock split.  Conversely, stockholders  that own 100 or more shares of our Common  Stock can reduce  their holdings to fewer than 100 shares by selling  shares  prior to the  transaction.
Our Board of Directors considered the structure of the transaction to be fair to our unaffiliated  stockholders  because it allows them a measure of control over the  decision of whether to remain  stockholders  after the  transaction,  or to receive the cash  consideration  offered in  connection  with the reverse  stock split, if the transaction is consummated.

     OPERATIONAL FLEXIBILITY

     Another  advantage  of  effectuating  the reverse  stock  split  relates to operational  flexibility.  Our Board of Directors believes that consummating the reverse  stock split and ending our status as a public  reporting  company would enable management to concentrate its efforts on our long-term growth,  free from the  constraints of public  ownership.  Our Board of Directors  believes that we will  benefit  more if its  business  decisions  can be made with a view  toward long-term  growth and with less  emphasis  on the effect of  decisions  upon the short-term earnings and the consequent short-term effect of such earnings on the market value of our Common Stock.

     NO MATERIAL CHANGE IN PERCENTAGE OWNERSHIP OF CONTINUING STOCKHOLDERS

     As only an  estimated  11,000 out of  2,752,251  shares of our Common Stock would be  eliminated  as a result of the reverse  stock  split,  the  percentage ownership of Continuing  Stockholders  would be approximately the same as it was prior to the reverse  stock  split.  For example,  our  officers  and  directors currently  beneficially own approximately  26% of the outstanding  shares of our
Common Stock and will  beneficially  own  approximately  26% of our Common Stock following completion of the reverse stock split. We believe that structuring the transaction in a manner that preserves the approximate  percentage  ownership of the Continuing  Stockholders,  whether affiliated or unaffiliated,  supports the fairness of the transaction to all the stockholders.

     PROTECTION AGAINST INADVERTENTLY BECOMING A REPORTING COMPANY

     If the number of holders of record of our Common Stock  increases to 500 or more we would be required to  re-register  under the Exchange  Act,  file public reports and comply with the requirements of  Sarbanes-Oxley.  The right of first refusal protects us against inadvertently becoming subject to such requirements.
Such  protection  will  ensure  that we do not  incur the  significant  expenses required to comply with public reporting and related requirements.

DISADVANTAGES OF THE PROPOSAL

     SUBSTANTIAL  OR COMPLETE  REDUCTION  OF PUBLIC SALE  OPPORTUNITIES  FOR OUR
STOCKHOLDERS

     Following the transaction,  we anticipate that the market for shares of our
Common  Stock  will  be  less  active  and  may be  eliminated  altogether.  Our stockholders  may no longer have the option of selling  their  Common Stock in a public  market.  While shares may be quoted in the pink sheets,  any such market for our Common Stock may be highly illiquid after the suspension of our periodic
reporting   obligations,   even  though  we  currently  intend   voluntarily  to
disseminate press releases,  quarterly  financial  statements and audited annual financial statements to our stockholders and the investment community generally.

                                       19

     In addition,  because of the standing option in favor of the Corporation to purchase any Common Stock proposed to be sold if, after each sale, the number of record  holders of Common Stock would equal or exceed 300,  stockholders  may be deprived of the  opportunity to sell their shares at prices they could otherwise obtain by selling to others.  Instead,  they would receive the formula specified in the amended  Restated  Certificate of  Incorporation,  which is generally the average  of the bid and asked  prices for the last 20 days when the stock is, in fact,  quoted  in the pink  sheets  and may be a lower  price  than  they  could otherwise negotiate with a third party.

     LOSS OF CERTAIN PUBLICLY AVAILABLE INFORMATION

     Upon  terminating  the  registration of our Common Stock under the Exchange
Act, our duty to file periodic reports with the SEC would be suspended. Although we  intend  voluntarily  to  disseminate  press  releases,  quarterly  financial statements and audited financial  statements,  some of the information regarding our operations and financial results that is currently  available to the general public and our  investors  may not be  available  after we have  terminated  our registration.  Upon the  suspension  of our duty to file  reports  with the SEC, investors  seeking  information  about us may have to  contact  us  directly  to receive  such  information.  We  cannot  assure  you  that we will  provide  the requested information to an investor.  While our Board of Directors acknowledges the  circumstances in which such termination of publicly  available  information may be  disadvantageous  to some of our  stockholders,  our  Board of  Directors believes  that the overall  benefit to us of no longer being a public  reporting company substantially outweighs the disadvantages thereof.

     As  the  Corporation  will  no  longer  be  subject  to  certain  liability provisions  of the  Exchange  Act and  officers  will no longer have to make the certifications  required  by  Sarbanes-Oxley,  stockholders  could find that the information provided to them is more limited and that their recourse for alleged false or misleading statements is also more limited. See also "Special Interests of Affiliated Persons in the Transaction."

                                       20

     POSSIBLE DELAY IN SALE OF SHARES

     As a result of the standing  option in favor of the Corporation to purchase any Common Stock  proposed to be sold if, after each sale,  the number of record holders of Common Stock would equal or exceed 300, stockholders may experience a delay in their  ability  to sell  shares to others  until  the  Corporation  has decided  whether to exercise the right of first  refusal or the time to exercise the right of first refusal has lapsed.

     POSSIBLE SIGNIFICANT DECLINE IN THE VALUE OF OUR SHARES

     As a result of the limited  liquidity  in our Common  Stock  following  the consummation of transaction and the diminished  opportunity for our stockholders to  monitor  actions  of our  management  due  to the  lack  of  certain  public information,  Continuing  Stockholders may experience a significant  decrease in the value of their shares of our Common Stock.

     INABILITY  TO  PARTICIPATE  IN ANY FUTURE  INCREASES IN VALUE OF OUR COMMON
STOCK

     Cashed Out  Stockholders  will have no further  financial  interest  in the
Corporation  and  thus  will  not have the  opportunity  to  participate  in any potential appreciation in the value of our shares,  including without limitation if we were to become a public reporting  company again in the future.  Our Board of Directors determined that this factor does not make the transaction unfair to our  unaffiliated  stockholders,  because those  stockholders who wish to remain stockholders  after the reverse  stock split can do so by  acquiring  additional shares so that  they own at least 100  shares of our  Common  Stock  before  the reverse stock split.

OPINION OF FINANCIAL ADVISOR

     Our Board of Directors retained Caymus Partners LLC to act as the financial advisor to it and  requested  that it evaluate  the  fairness,  from a financial point of view, of the reverse stock split to our public  stockholders,  by which we mean our unaffiliated stockholders.  On April 17, 2005, the financial advisor delivered  its report and  opinion  to the  effect  that,  as of the date of the opinion  and based upon and subject to the matters  stated in the  opinion,  the fractional share  consideration equal to the fair market value described in this proxy  statement,  would  be  fair,  from a  financial  point  of  view,  to the unaffiliated  holders of our Common  Stock.  Thereafter  on April 19, 2005,  the
Audit  Committee  of the  Board  of  Directors,  acting  pursuant  to  authority delegated to it by the Board of Directors,  met again with the financial advisor and approved the report and opinion.

     Caymus Partners,  LLC is an investment banking "boutique" firm organized in
2001. The firm has successfully  completed over 30  transactions,  and its eight professionals,  while at other firms,  closed more than 240 transactions.  Those professional personnel have collectively over 65 years of investment banking and other investment  related  experience.  Such experience is broadly based both in terms of industries and kinds of transactions represented.

     Under the terms of our agreement with Caymus  Partners LLC, it has received a fee of  $30,000,  plus  reimbursement  of  its  reasonable  out-of-pocket  and incidental  expenses and it will issue to the Board of Directors an opinion both at (or about) the date of this proxy  statement  and at (or about) the effective time, if any, of the transaction,  as to the fairness, from a financial point of view,  of the cash  consideration  to be paid to  unaffiliated  stockholders  in exchange for their fractional shares. In connection with the engagement,  we are required to furnish the  financial  advisor with all  information  it reasonably requests  and we are  responsible  for the truth and  accuracy,  in all material respects, of such information. We have agreed to indemnify the financial advisor and its  directors,  officers,  controlling  persons  (within the meaning of the
Exchange Act),  other  affiliates,  agents and employees from any claims arising from or related to the  engagement,  except  where such claims are found to have resulted  primarily from the financial  advisor's or its agents',  employees' or affiliates' gross negligence or willful misconduct.

                                       21

     In April 2003,  an entity  controlled  by our Chairman and Chief  Executive
Officer  made a $100,000  investment  in five year  callable,  preferred  return
securities   issued  by  Caymus   Partners  LLC.  The   investment   constituted
approximately 25% of the outside  (non-member) capital raised by the firm and is intended  to yield 10% per  annum  (plus a 5%  profits  interest  under  certain circumstances).  Our  Chairman  also  serves  on the  Caymus  Partners  Board of
Advisors,  which is an advisory body without management or control functions. In addition,  we retained  Caymus  Securities  LLC, an affiliate  of the  financial advisor,  in March 2005 to assist us in locating and  negotiating  a new line of credit to replace our  existing  line with First  National  Bank of Omaha and to arrange additional sources of lending through the private market. If successful, the financial  advisor will receive a maximum fee of  approximately  $100,000 in connection  with this  engagement.  The Board of Directors does not believe that any of these  relationships  is material or compromises the  independence of the financial advisor.

     THE FULL TEXT OF THE  FINANCIAL  ADVISOR'S  WRITTEN  OPINION IS ATTACHED AS
EXHIBIT B AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY.  THE FINANCIAL ADVISOR'S
OPINION IS DIRECTED TO OUR BOARD OF  DIRECTORS  AND RELATES ONLY TO THE FAIRNESS
OF THE REVERSE STOCK SPLIT FROM A FINANCIAL  POINT OF VIEW, DOES NOT ADDRESS ANY
OTHER ASPECT OF THE REVERSE STOCK SPLIT OR ANY RELATED  TRANSACTION AND DOES NOT
CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO THE REVERSE STOCK
SPLIT OR ANY OTHER MATTER BEING VOTED UPON BY OUR STOCKHOLDERS.

     In arriving at its opinion, the financial advisor:

     o    Reviewed a draft of our proxy statement.
     o    Reviewed and analyzed certain publicly  available  financial and other data with  respect to Lynch  Interactive  and certain  other  relevant historical operating data relating to us from published sources.
     o    Conducted  discussions  with  members  of our  senior  management  and reviewed  certain  of our  financial  forecasts  with  respect  to our business prospects and financial outlook.  The financial  forecasts we provided to our financial advisor and the assumptions  underlying such forecasts are included immediately following the "Opinion of Financial
          Advisor."
     o    Reviewed current and historical  market prices and trading activity of our Common Stock.
     o    Compared certain of our financial information with similar information of certain other publicly traded companies.
     o    Reviewed the financial  terms,  to the extent publicly  available,  of selected  precedent  transactions  which the financial  advisor deemed generally comparable to the reverse stock split.

     In rendering  its opinion,  the  financial  advisor  considered  such other
information   and  conducted  such  other   financial   studies,   analyses  and
investigations as it deemed appropriate under the  circumstances.  In connection with the review,  the financial advisor relied upon and assumed the accuracy and completeness  of the  financial  and other  information  publicly  available  or furnished to it by us or otherwise reviewed by it. The financial advisor did not independently  verify the accuracy or completeness of such information.  Nor did the financial  advisor make or obtain any independent  evaluations or appraisals of any of our properties,  assets or liabilities  (contingent or otherwise).  In addition, neither we nor our Board of Directors authorized the financial advisor to solicit any  indications of interest from any third party with respect to the purchase  of all or a  part  of our  business.  With  respect  to our  financial projections, the financial advisor assumed that they were reasonably prepared on a basis reflecting the best currently  available  estimates and judgments of our management as to our future  financial  performance,  and the financial  advisor expressed no opinion with respect to such forecasts or the  assumptions on which they were based.  Its opinion was necessarily  based upon  financial,  economic, market and other  conditions  as they existed and could be evaluated on the date of the opinion.

                                       22

     The  financial  advisor  expressed  no view as to, and its  opinion did not address,  the  relative  merits of the  reverse  stock  split as compared to any alternative  business  strategies  that might  exist for us or the effect of any transaction in which we might engage.  The financial advisor did not express any opinion as to the prices or price ranges at which our Common Stock has traded or may trade in the future. Although the financial advisor evaluated the fractional share  consideration from a financial point of view, it was not asked to and did not recommend the specific consideration payable in the reverse stock split. The fractional  share  consideration  was  determined by our Board of Directors.  No limitations  were  imposed by us on the  financial  advisor  with respect to the investigations made or procedures followed by it in rendering its opinion.

     In preparing  its opinion,  the  financial  advisor  performed a variety of financial  and  comparative  analyses.  The  summary of these  analyses is not a complete description of them. The preparation of a fairness opinion is a complex analytical  process involving various  determinations as to the most appropriate and relevant methods of financial  analysis and the application of those methods to the particular  circumstances and, therefore, a fairness opinion is difficult to summarize. Accordingly, the financial advisor believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format,  without considering all analyses and factors or the narrative description of the analyses,  could create a  misleading  or  incomplete  view of the process  underlying  its analyses and opinion.

     In its analyses,  the financial advisor  considered  industry  performance, general business,  economic,  market and financial  conditions and other matters existing  as of the date of its  opinion.  Many of these  factors are beyond our control.  No  company,  transaction  or  business  used in those  analyses  as a comparison is identical to us or the reverse  stock split,  nor is an evaluation of those analyses entirely  mathematical;  rather,  the analyses involve complex considerations and judgments concerning financial and operating  characteristics and other  factors that could affect the  acquisition,  public  trading or other values of the companies, business segments or transactions being analyzed.

     The  estimates  contained  in the  financial  advisor's  analyses  and  the valuation  ranges  resulting from any particular  analysis do not reflect actual values or future results or values.  Those values may be  significantly  more or less  favorable  than those  suggested by the  analyses.  In addition,  analyses relating  to  the  value  of  businesses  or  securities  do not  purport  to be appraisals or to reflect the prices at which  businesses or securities  actually may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

     The  financial  advisor's  opinion  and  analyses  were only one of several factors  considered  by our Board of Directors in its  evaluation of the reverse stock split and should not be viewed as  determinative of the views of our Board of Directors or management with respect to the fractional share consideration to be paid if the  reverse  stock  split is  consummated,  or with  respect  to the reverse stock split generally.

                                       23

     The  following is a summary of the  material  financial  analyses  that the financial advisor performed in connection with the rendering of its opinion.

     In connection with the rendering of its opinion, the financial advisor took into account its assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuations generally and among other things:

     o    Reviewed  and   analyzed   transaction   documents   provided  by  the
          Corporation;
     o    Reviewed  publicly  available  financial  information  and other  data including the Corporation's  most recent audited financial  statements
          (Form 10-K);
     o    Reviewed and analyzed certain financial  characteristics  of companies
          that  were   deemed  to  have   characteristics   comparable   to  the
          Corporation;
     o    Reviewed  and  analyzed   certain   financial  terms  of  acquisitions
          involving target companies deemed to have  characteristics  comparable to the Corporation;
     o    Reviewed and analyzed certain  financial terms of reverse stock splits in conjunction with going private transactions;
     o    Reviewed and  discussed  with  representatives  or  management  of the
          Corporation certain financial and operating  information  furnished by them, including  assumptions with respect to the business,  operations and prospects of the Corporation;
     o    Reviewed and analyzed the projected cash flows of the Corporation;
     o    Considered  the  historical  financial  results and present  financial condition of Interactive;
     o    Reviewed  the reported  prices and trading  activity for the shares of the Corporation;
     o    Reviewed  the  prices  for  historical  periods  of  companies  having characteristics comparable to the Corporation; and
     o    Performed  such other  analyses and  examinations  as Caymus  Partners deemed appropriate.

     COMPARABLE COMPANY ANALYSIS

     Caymus  Partners'  comparable  company analysis was based on application of valuation  multiples from a selected group of comparable  public  companies (the
"Company  Comparables"  and the "Core LEC  Comparables," as more fully described below).

     In   selecting   the  Company   Comparables,   Caymus   Partners   searched
comprehensive  lists  and  directories  of  comparable  public  companies.   The
Comparable  Company  approach  is based upon the theory  that the stock price of publicly-traded  companies reflects all readily available information.  In other words, the market  continuously  evaluates each company and determines a current value as reflected by the bids and offers for the company's stock.

     Using this  technique,  publicly-traded  companies are reviewed in order to identify a peer group similar to the subject company. When selecting the Company
Comparables,  certain  determinant  factors  included:  (i) participation in the local exchange  carrier ("LEC")  industry with emphasis on the rural,  incumbent and competitive LEC markets; (ii) publicly available financial information;  and
(iii) an active trading market. The Company Comparables selected were:

     o    Alaska Comm.  Systems Group Inc. (Nasdaq:ALSK)
     o    Commonwealth Telephone Enterprises Inc. (Nasdaq:CTCO)
     o    CT Communications Inc. (Nasdaq:CTCI)
     o    D&E Communications Inc. (Nasdaq:DECC)
     o    Fairpoint Communications Inc. (NYSE:FRP)
     o    Hector Communications Corp. (AMEX:HCT)
     o    Iowa Telecommunications Services Inc. (NYSE: IWA)
     o    Hickory Tech Corp. (Nasdaq:HTCO)
     o    North Pittsburgh Systems Inc. (Nasdaq:NPSI)
     o    Otelco, Inc. (AMEX: OTT)
     o    Shenandoah Telecommunications Co. (Nasdaq:SHEN)
     o    SureWest Communications (Nasdaq:SURW)
     o    Valor Communications Group Inc. (NYSE: VCG)
     o    Warwick Valley Telephone Co. (Nasdaq:WWVYE)

                                       24

     Caymus Partners then selected four companies of the 14 Company  Comparables to  represent a more defined  grouping of  comparable  companies  (the "Core LEC
Comparables"). The four "Core LEC Comparables," were chosen as the most reliable comparables to the Corporation based upon the following factors:

     o    Enterprise values were closest to that of Lynch Interactive;
     o    Stock prices as a percentage of 52-week high were similar;
     o    Multiples of enterprise  values for revenue and EBITDA were reasonable
          (no outliers);
     o    Number of access lines was closest to that of Lynch Interactive; and
     o    LTM EBITDA margins were comparable to that of Lynch Interactive.

     Such factors were taken into account on a  collective,  not an  individual, basis.  While some  companies,  which were not considered to be in the "Core LEC
Comparable"  group were more  comparable to the  Corporation  for certain of the factors mentioned above, they were not considered comparable,  and therefore not chosen, based upon such factors considered collectively.

     The four Core LEC Comparables selected were:

     o    CT Communications Inc. (Nasdaq:CTCI)
     o    D&E Communications Inc. (Nasdaq:DECC)
     o    Hickory Tech Corp. (Nasdaq:HTCO)
     o    North Pittsburgh Systems Inc. (Nasdaq:NPSI)

     No  company  included  in the  selected  Company  Comparables  or Core  LEC
Comparables  is identical to the  Corporation.  In selecting and  evaluating the
Company  Comparables and Core LEC  Comparables,  Caymus Partners made subjective judgments and assumptions with regard to industry performance, general business, economical,  market and financial conditions,  and other matters. Because of the inherent  differences  between business,  operations,  financial  conditions and prospects of the Corporation and those of the selected  Company  Comparables and
Core LEC  Comparables,  Caymus Partners  believed it was  inappropriate  to, and therefore did not,  rely solely on the  quantitative  results of the  Comparable
Company analysis.

     For both the  Company  Comparables  and the  Core LEC  Comparables,  Caymus
Partners then compared market values, of, among other things, current enterprise value (equity value plus total debt,  minority  interest,  preferred stock, less cash and cash  equivalents) as multiples of the latest 12-month ("LTM") earnings
from  continuing   operations   before   interest,   taxes,   depreciation   and
amortization,  or EBITDA. In its analysis, Caymus Partners determined the EBITDA multiple  range for the Company  Comparables  to be 6.00x to 6.50x,  and for the
Core LEC Comparables, to be 5.60x to 6.20x.

     Caymus Partners applied a range of these multiples to the LTM EBITDA of the
Corporation to obtain an enterprise valuation range for the Corporation.  EBITDA was chosen  because it is a more reliable  indicator of value than other factors such as  revenue.  Caymus  Partners  then  calculated  an  equity  value for the
Corporation by subtracting net debt,  minority interest and preferred stock from the enterprise  value.  The implied  equity value per share for the  Corporation ranged from $24.53 to $31.36  (mean value of $27.95 per share)  using  multiples derived from  Company  Comparables.  The implied  equity value per share for the
Corporation  ranged from $19.07 to $27.26 (mean value of $23.17) using multiples derived from the Core LEC Companies.

                                       25

     COMPARABLE TRANSACTIONS ANALYSIS

     Caymus Partners'  comparable  transaction analysis was based on application of valuation multiples from a select group of transactions deemed relevant based
on  similar  business   operations  and  publicly  available   information  (the
"Transaction Comparables").

     Information is typically not disclosed for transactions involving a private seller,  even when the buyer is a public  company,  unless  the  acquisition  is deemed to be "material" for the acquiror. In addition to the lack of information on comparable  acquisitions,  available  information on public  companies may be outdated  or  incomplete.  As a result,  the  selected  Comparable  Transactions
Analysis is typically  limited to  transactions  involving the  acquisition of a public  company,  or  substantially  all of its assets,  or the acquisition of a large  private  company,  or  substantially  all of its  assets,  by the  public company.  Accordingly,  an analysis of comparable  business  combinations is not mathematical; rather it involves complex considerations and judgments concerning differences  in  financial  and  operating  characteristics  of  the  comparable transactions.

     In  the  Comparable   Transactions   Analysis,   Caymus  Partners  reviewed
acquisitions of companies involving 100% control. Transactions involving partial control, including minority control positions, buybacks of stock, etc., were not reviewed  due to the  inability  to gather such  appropriate  data.  No acquired company involved in the selected Comparable  Transactions  Analysis is identical to the  Corporation.  In selecting and evaluating the  Transaction  Comparables,
Caymus  Partners  made  subjective  judgments  and  assumptions  with  regard to
industry  performance,   general  business,  economical,  market  and  financial
conditions,  and other matters.  Because of the inherent differences between the business, operations,  financial conditions and prospects of the Corporation and those  of  the  acquired  companies  included  in  the  Comparable  Transactions
Analysis,  Caymus Partners  believed it was  inappropriate to, and therefore did not,  rely solely on the  quantitative  results of the  Comparable  Transactions
Analysis.

     Caymus Partners  identified six (6) Transaction  Comparables  announced and closed in the last three and one-half years  involving  target  companies in the local exchange carrier industry. Based on the information disclosed with respect to the target in each of the Comparable Transactions, Caymus Partners calculated and compared the total enterprise value as a multiple of LTM EBITDA.  EBITDA was chosen because it is a more reliable  indicator of value than other factors such as revenue.  Caymus  Partners  adjusted the mean and median EBITDA  multiples of comparable transactions to account for an already implied control premium of 20%
since the  acquisitions  were for 100%  control.  After  discounting  the EBITDA multiples,  Caymus Partners applied a range of these multiples to the LTM EBITDA of the Corporation to obtain an implied  enterprise  value for the  Corporation, assuming less than 100% control. In its analysis, Caymus Partners determined the
EBITDA multiples range for Transaction  Comparables to be 5.80x to 6.40x. Caymus
Partners then  calculated an equity value for the Corporation by subtracting net debt, minority interest and preferred stock from the enterprise value.

     The implied equity per share value for the  Corporation  ranged from $21.80 to $30.00 (mean value of $25.90 per share).

                                       26

     DISCOUNTED CASH FLOW ANALYSIS

     Caymus Partners  performed a discounted  cash flow analysis  ("DCF") on the
Corporation.  The  fundamental  premise of the DCF  approach is to estimate  the available cash flows a prudent  investor would expect a company to generate over its remaining life. To determine this amount, Caymus Partner relied on cash flow projections  for the fiscal years ending 2005 through  2009,  as provided by the
Corporation's  management.  Caymus Partners estimated the Corporation's discount rate by analyzing the  Corporation's  current  capitalization,  Corporation  tax rate,  risk free rate and  estimates  of market  premia with  respect to certain qualitative  factors associated with the Corporation's  operations and financial measurements and its marketability of shares.

     The discounted cash flow analysis  incorporates  estimates  provided by the
Corporation's  management  of cash  flows  during  2005  and for the  next  four
succeeding  years.   These  estimates,   in  turn,  are  based  on  assumptions,
projections and forecasts,  including without  limitation  business  conditions, financial markets and regulatory actions and initiatives.  As a result, there is no assurance  that any such estimates will be met and such estimates are subject to  uncertainties,  risks  and  inaccuracies,  any  or  all of  which  could  be substantial.  Caymus Partners performed the discounted cash flow analysis on the preliminary  cash flow of the  Corporation.  To arrive at a present value of the free cash flow,  Caymus Partners  utilized  discount rates ranging from 11.0% to
13.0%. A range of terminal year EBITDA multiples between and including 5.50x and
6.00x,  which range is in line with EBITDA multiples for Interactive's  Core LEC
Comparables, were utilized in this analysis. Caymus Partners discounted the free cash flows and terminal  year EBITDA  valuation to derive a range of  enterprise values.  These enterprise values were reduced by net debt to arrive at an equity value. The Corporation's net debt is estimated to be approximately  $147 million
(as of December 31, 2004).  Caymus  Partners  determined that the implied equity per share value for the Corporation  ranged from $24.05 to $33.96 (mean value of
$29.00).

     FRACTIONAL SHARE CASH-OUT VALUES OF SELECT REVERSE STOCK SPLITS

     Caymus  Partners  performed an analysis of other "going dark"  transactions associated  with  reverse  stock  splits  to  determine  the  premiums  paid for fractional shares. An analysis of selected other reverse stock splits associated with  "going  dark"  transactions  is  heavily  dependent  on a small  number of companies  that may or may not be related to  Interactive  and that have varying transactional  circumstances,  market capitalizations,  profitability and future growth opportunities.

     Caymus Partners  aggregated  selected  reverse stock split  transactions in conjunction  with  pending  "going  dark"  transactions  to  determine  the cash premiums paid, if any, of fractional  shares.  Caymus  Partners  concluded that, based on the difficulty in obtaining "going dark" transactions, the lack of data provided for those transactions and the lack of data related to companies paying fractional share premiums, an analysis of reverse stock split data is not useful for  purposes  of  opining  on the  value  to be  paid  by  Interactive  in this transaction.

     HISTORICAL STOCK TRADING ANALYSIS

     Caymus Partners  reviewed the historical  performance of the  Corporation's
Common  Stock  based on  historical  analysis  of closing  prices for the 20-day period prior to the date of its analysis. Caymus Partners noted that the closing prices for the Corporation's Common Stock over this period ranged from $19.25 to
$29.28.  The  following  chart  summarizes  the  average  closing  prices of the
Corporation's stock over that 20-day period.

          Price as of April 11, 2005                $29.28
          5-Day Trailing Average                    $26.41
          10-Day Trailing Average                   $25.36
          20-Day Trailing Average                   $24.72

                                       27

THE CAYMUS  REPORT  WILL BE MADE  AVAILABLE  FOR  INSPECTION  AND COPYING AT THE
PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION DURING ITS REGULAR BUSINESS HOURS
BY  ANY  INTERESTED  EQUITY  SECURITY  HOLDER  OF  THE  CORPORATION  OR  BY  THE
REPRESENTATIVE  OF SUCH A HOLDER WHO HAS BEEN  DESIGNATED IN WRITING.  A COPY OF
THE REPORT WILL BE  TRANSMITTED  BY THE  CORPORATION  TO ANY  INTERESTED  EQUITY
SECURITY HOLDER OF THE CORPORATION OR SUCH  REPRESENTATIVE  UPON WRITTEN REQUEST
AND AT THE EXPENSE OF THE REQUESTING SECURITY HOLDER.

                       FINANCIAL FORECASTS AND ASSUMPTIONS

                                2005 PROFIT PLAN
                                     EBITDA

                              2002       2003       2004       2005       2006       2007       2008       2009
                             Actual     Actual    Forecast     Plan       Plan       Plan       Plan       Plan
                             -----------------------------------------------------------------------------------
Total EBITDA - operations    41,920     43,239     44,836     46,852     45,323     45,837     45,839     45,621
                             ------     ------     ------     ------     ------     ------     ------     ------
Corporate cost               (3,334)    (4,529)    (6,800)    (5,020)    (3,400)    (3,490)    (3,580)    (3,670)
                             ------     ------     ------     ------     ------     ------     ------     ------
EBITDA                       38,586     38,710     38,036     41,832     41,923     42,347     42,259     41,951
                             ======     ======     ======     ======     ======     ======     ======     ======

Depreciation                 17,890     19,524     19,620     20,786     20,929     20,944     20,702     20,582
                             ------     ------     ------     ------     ------     ------     ------     ------
Amortization                  1,463        758        956        550        550        550        550        474
                             ------     ------     ------     ------     ------     ------     ------     ------
Operating Profit             19,233     18,428     17,460     20,496     20,444     20,853     21,007     20,895
                             ======     ======     ======     ======     ======     ======     ======     ======

                                2005 PROFIT PLAN
                                CAPITAL SPENDING

                              2002       2003        2004      2005       2006       2007       2008      2009
                             Actual     Actual    Forecast     Plan       Plan       Plan       Plan      Plan
                             -----------------------------------------------------------------------------------
Total Capex                  23,785     23,049     18,985     14,908     16,713     15,164     11,673     11,644
                             ------     ------     ------     ------     ------     ------     ------     ------
Regulated
Telco                        21,424     21,564     17,753     13,123     15,577     14,325     10,835     10,784
                             ------     ------     ------     ------     ------     ------     ------     ------
Internet                        409        445        394        406        358        293        326        335
                             ------     ------     ------     ------     ------     ------     ------     ------
CLEC                            509        563        464        505        348        346        321        321
                             ------     ------     ------     ------     ------     ------     ------     ------
Cable TV                        151        131        338        749        305        152        166        155
                             ------     ------     ------     ------     ------     ------     ------     ------
Alarm                           255         93         35          0          0          0          0          0
                             ------     ------     ------     ------     ------     ------     ------     ------
Wireless                         66          7          0         75        100          0          0          0
                             ------     ------     ------     ------     ------     ------     ------     ------
Other                           971        246          1         50         25         48         25         49
                             ------     ------     ------     ------     ------     ------     ------     ------
                             23,785     23,049     18,985     14,908     16,713     15,164     11,673     11,644
                             ======     ======     ======     ======     ======     ======     ======     ======

      ASSUMPTIONS

1.    The  Corporation  assumes  that the  federal  regulations  relating to the revenue requirements of rural telephone companies, including the Universal
      Service Fund, will not change.

2.    The  Corporation  assumes that current trends with respect to access lines and minutes of use will remain unchanged.

3.    The Corporation assumes that intrastate rates will decline.

4.    The  Corporation  assumes  there  will be some,  but  minimal,  growth  in deregulated services.

5.    The Corporation  assumes that its cost structure will remain static,  with adjustments for inflation.

6.    The   Corporation   assumes  it  will   maintain  its  current   level  of
      infrastructure.

                                       28

ALTERNATIVE TRANSACTIONS CONSIDERED

     In making the  determination to submit the reverse stock split for approval by our  stockholders,  our Board of  Directors  considered  the  feasibility  of certain other  alternative  transactions,  as described below, each of which was ultimately rejected because of its disadvantages:

     o    ISSUER TENDER OFFER. Our Board of Directors considered the feasibility of an issuer tender offer to repurchase the shares of our Common Stock held by our  unaffiliated  stockholders.  A principal  disadvantage of this type of  transaction  relates  to our  ability to secure the debt financing  needed  to  effect  a tender  offer in which  there is full participation by unaffiliated  stockholders.  We recently replaced our
          $5 million of line of credit from First  National Bank of Omaha with a
          $10 million line of credit from Webster Bank, N.A. The purpose of this line of credit is to supply us with needed working capital.  Our Board
          does  not  believe,  given  our  leveraged  capital  structure,   that
          additional  debt is  desirable  at this  time,  even  if it  could  be obtained  in  amounts  sufficient  to  purchase  the  shares  of every stockholder that might want to participate.  In addition, although the voluntary  nature  of  such a  transaction  is an  advantage  for  our stockholders,  we would have no assurance that the  transaction  would result in a sufficient number of shares being tendered.  Finally,  the going private rules  regarding the treatment of our  stockholders in a tender  offer,  including  pro-rata  acceptance  of  offers  from  our stockholders,  make it  difficult  to ensure  that we would be able to significantly  reduce the number of holders of record to a level below
          300.

     o    TRADITIONAL STOCK REPURCHASE PROGRAM. In September 1999, subsequent to our spin-off from Lynch Corporation, the Board of Directors authorized the purchase by the  Corporation of up to 100,000 shares of our Common
          Stock.  Through March 31, 2004, the Corporation  had purchased  72,700 shares at an average  price of $32.26 per share,  with prices  ranging from $20.10 on May 5, 2003 to $53.97 on January 28, 2002. Our Board of
          Directors  considered  increasing the number of shares subject to this stock repurchase  plan.  However,  repurchasing  enough shares in this manner to enable us to deregister  under the Exchange Act would likely take an extended  period of time,  would have no  assurance of success and would be of indeterminate cost.

          The Corporation was not considering  going dark in September 1999 when it approved the  repurchase  plan and did not consider this step until
          August  2004.  Also,  shares  purchased  since  July  2004  were  made
          automatically  pursuant  to  a  non-discretionary   arrangement  until
          January 5, 2005, when all purchases stopped.

                                       29

          The Corporation  reserves the right to recommence  purchases following the reverse stock split under the present Board  authorization and has made no decision as to whether or not to ask the Board to increase the number of shares authorized for purchase in the future.

          ODD-LOT REPURCHASE PROGRAM. Our Board of Directors also considered the feasibility  of a  transaction  in  which  we  would  announce  to our stockholders  that we would  repurchase,  at a  designated  price  per share,  the shares of our Common  Stock  held by any  stockholder  who holds  fewer than a  specified  number of shares  and who offers  such shares for sale  pursuant to the terms of the program.  The  voluntary nature of such an approach would be an advantage for our stockholders.
          However, because our stockholders would not be required to participate in the  program,  we could  not be  certain  at the  outset  whether a sufficient  number  of  odd-lot  stockholders  would  participate  and thereby  result in the number of holders  of record  being  reduced to below 300. In terms of timing, such a program, especially after giving effect to any  extensions of deadlines for tendering into the program, would likely  necessitate a longer time frame than that of the reverse stock split.

          MAINTAINING  THE STATUS QUO.  Our Board of Directors  also  considered maintaining  the status quo. In that case, we would  continue to incur the expenses of being a public reporting  company without enjoying the
          benefits  traditionally   associated  with  public  reporting  company
          status.

          Expense reductions may be achievable through centralization of various functions  (e.g.,  accounting,  receivables  and  payables,  etc.) and moving financing  activities up to the parent level. This approach has always  been  rejected  in favor  of a  decentralized  approach  which maintains  autonomy  for  management  at the  Corporation's  operating subsidiaries.  Both management and the Board of Directors believe this distinguishes  the  Corporation  from its  competitors and makes it an attractive  company to sell a privately  owned  business  to.  Despite this, the Board of Directors  recently  approved a $10 million capital budget for 2005,  as compared to $22  million for 2004.  However,  the
          Corporation   continues  to  face  significant  cash  expenditures  in
          defending   the  Taylor  False  Claims  Act  case   disclosed  in  the
          Corporation's  Annual Report on Form 10-K, which  expenditures to date are approximately $5,000,000. Although we believe that this lawsuit is completely  without merit,  the alleged damages sought by plaintiff in this case are in excess of $1 billion, an indeterminate  proportion of which might have to be borne by the Company, making us an unattractive candidate for a third party buy-out at this time.

FAIRNESS OF THE REVERSE STOCK SPLIT

     Our Board of  Directors  has  fully  reviewed  and  considered  the  terms, purpose, alternatives and effects of the reverse stock split and has unanimously determined (including by a majority of directors who are not our employees) that the transaction is in our best interests and is  substantively  and procedurally fair to the unaffiliated stockholders.

     The reverse  stock split is not  structured  in such a way so as to require the approval of at least a majority of our  unaffiliated  stockholders,  because our affiliated stockholders only own approximately 26% of our voting securities.
Despite the  foregoing,  our Board of Directors  believes that the reverse stock split is procedurally fair to each differently-impacted  group of stockholders -
those  unaffiliated  stockholders who will be cashed-out and those  unaffiliated stockholders  who will be Continuing  Stockholders - due to: (i) the requirement that the proposal  receive a majority vote - including a substantial  portion of the unaffiliated stockholders in order to be approved and (ii) to the ability of the unaffiliated  stockholders,  by taking the steps described in the eighth and ninth  questions and answers under  "Questions and Answers about the Meeting and
Proposals,"  to switch their status from Cashed Out  Stockholder  to  Continuing
Stockholder (or vice versa) as they see fit.  Further,  Continuing  Stockholders have the advantage of continuing as  stockholders  in a company that will not be subject to the costs  associated  with compliance with Section 404. This savings will  significantly  decrease  our  ongoing  expenses,  which will  improve  our liquidity.

                                       30

     In  evaluating  the fairness of the reverse stock split with respect to the unaffiliated stockholders in particular,  our Board of Directors also noted that the  transaction  would not  differentiate  among  stockholders  on the basis of affiliate  status.  The sole  determining  factor in whether a stockholder  will become a Cashed Out  Stockholder or a Continuing  Stockholder as a result of the reverse stock split is the number of shares held by such stockholder immediately before the effective time of the reverse stock split.  For this reason the Board did not consider it necessary to appoint an unaffiliated  representative  to act solely on behalf of the unaffiliated  stockholders in negotiating or preparing a report on the transaction. Our Board of Directors also noted that the percentage ownership of each Continuing  Stockholder,  whether  affiliated or unaffiliated, will be approximately the same as it was prior to the reverse stock split.

     Our Board of Directors  considered the advantages and  disadvantages of the reverse stock split  discussed in the sections  "Advantages of the Proposal" and
"Disadvantages of the Proposal" in reaching its conclusion as to the substantive fairness of the reverse stock split to our unaffiliated stockholders.  Our Board of Directors did not assign specific  weight to each advantage and  disadvantage in a formulaic  fashion,  but did place special  emphasis on the opportunity for unaffiliated stockholders, if they hold fewer than 100 shares immediately before the effective time for the reverse stock split,  to sell their holdings  without brokerage fees or commissions,  as well as the significant cost and time savings for us.

     In  considering  the formula to be used for  determining  the price paid to
Cashed Out  Stockholders,  the Board of Directors  considered  the going concern value,  the  current  market  value  and  the  historical  market  value  of the
Corporation's  Common  Stock,  but did not  consider  firm  offers,  because the
Corporation had received no firm offers during the past two years.  The Board of
Directors also considered the opinion and report of the Corporation's  financial advisor,  Caymus  Partners,  LLC.  The  Board  believed  that  Caymus  Partners'
discounted  cash flow  analysis  presented  the most  accurate  measure of going concern  value  because  such a measure  attempts to value the  Company,  not in comparison  to other  companies  or  transactions,  but as a  company  that will continue to operate.  Using the discounted  cash flow analysis,  Caymus Partners determined  that the implied  equity value per share for the Company ranged from
$24.05 to $33.96 (with a mean value of $29.00).

     In addition, Caymus Partners calculated the book value per share, $12.56 at
December 31, 2004, and the liquidation  value per share ($20.90) at December 31,
2004,  which  analysis was adopted by the Board of  Directors.  Caymus  Partners focused its analysis on current and historical  market values,  on the values of comparable  companies and transactions,  and on the present  discounted value of projected  cash flows of the  Corporation  (as  described  above in  "Opinion of
Financial  Advisor"),  each of which it felt was a more  accurate  indicator  of going  concern value than either book value per share or  liquidation  value per share.

     Neither  the  Board  of  Directors  nor the  financial  advisor  separately considered  prices  paid by the  Corporation  under its stock  repurchase  plan, because  such  prices  were  market  prices  that had  already  been  considered directly.  However, through March 31, 2004, the Corporation had repurchased such shares at an average  price of $32.26  per  share,  which is more than $3.00 per share over the $29.00  "floor"  established  for the reverse  stock split.  This disparity is explained  completely by changes in the price of the  Corporation's
Common Stock on the AMEX at different times.

     The Board of  Directors,  in  developing  the  pricing  formula to be used, considered  market  prices of the Common Stock over the 12-month  period  ending
March 31, 2005. During that period,  the market price of the Common Stock ranged from high of $37.95 to a low of $19.25.  If the  reverse  stock  split had taken place on January 18, 2005, the Company's stockholders would have received $30.25 per share based on the market price of the Common  Stock,  a $1.25  premium over the $29.00 per share  "floor"  price.  However,  if the reverse  stock split had taken place on March 31, 2005, stockholders would have received $24.00 per share based on the market price of the Common Stock,  a $5.00 discount from the $29.00 per share "floor" price.  The Board also  considered  recent  declines in market prices of the Common  Stock as  compared  to the higher  prices  during  certain periods of the first  quarter  of 2005.  In an effort to take into  account  the discount that the cash payable in the reverse stock split represents as compared to the recent higher market  prices,  while also taking into account the general downward trend of the Corporation's  stock price, the Board of Directors settled on a 20%  premium  over the 20-day  average  closing  price  formula and added a
"floor"  price of $29 per share.  The Board felt that such a formula  provided a fair price to  stockholders.  The "floor"  guarantees  Cashed Out Stockholders a
price  of  $29.00  per  share,   while  the  20%  premium  protects  Cashed  Out
Stockholders in the event that market prices for the Corporation's  Common Stock increase during the 20 trading day period prior to the reverse stock split.

                                       31

     We have not made any special provision in connection with the reverse stock split to grant  stockholders  access to our corporate files or to obtain counsel or appraisal  services at our expense.  Our Board of Directors  did not consider these steps  necessary  to ensure the fairness of the reverse  stock split.  Our
Board of Directors  determined  that such steps would be costly,  time consuming and would not provide any meaningful additional benefits. Our Board of Directors determined that this proxy  statement,  together with our other filings with the
SEC, provide adequate  information for our unaffiliated  stockholders to make an informed decision with respect to the transaction.

                          PROXIES AND VOTING PROCEDURES

     Only  stockholders  of record at the close of business on ______ ___, 2005, the record date,  are entitled to notice of, and to vote at, the Annual  Meeting of our stockholders.  As of the close of business on such date, 2,752,251 shares of our Common Stock were outstanding and eligible to be voted. Each share of our
Common  Stock  is  entitled  to  one  vote  on  each  matter  submitted  to  our stockholders. Where a specific instruction is given in the proxy, the proxy will be voted in accordance with such  instruction.  If no such instruction is given, the proxy will be voted FOR the reverse  stock split  described  below,  FOR the nominees to the Board of Directors named below, FOR re-approval of the Principal
Executive  Bonus Plan,  FOR an adjournment if necessary to solicit more proxies, and in the  discretion  of the proxies  with respect to any other matter that is properly brought before the Annual Meeting.  Any stockholder  giving a proxy may revoke it at any time before it is voted at the Annual  Meeting by  delivering a written  notice of revocation  or a duly executed  proxy bearing a later date to our Corporate  Secretary or by appearing at the Annual  Meeting and revoking his or her proxy and voting in person.

     In order to be approved by our  stockholders,  the reverse  stock split and right of first refusal must receive the votes of a majority of the shares of our
Common Stock issued and outstanding,  so abstaining has the effect of a negative vote. In order to re-approve  the Principal  Executive  Bonus Plan, the proposal has to receive  the votes of a majority of the votes cast,  so  abstaining  will have no effect.  The  candidates  for  election  to our Board of  Directors  who receive the highest  number of  affirmative  votes will be elected.  In order to adjourn the Annual  Meeting to solicit  additional  proxies the  proposal has to receive the votes of a majority of the votes cast,  so  abstaining  will have no effect.  Shares held by brokers who do not have discretionary  authority to vote on a particular matter and who have not received voting  instructions from their customers,  referred to as "broker  non-votes,"  are not counted or deemed to be present or represented for purposes of determining  whether that matter has been approved  by  stockholders,  but they are  counted as present  for  purposes  of determining the existence of a quorum at the Annual Meeting.

     An automated system administered by our transfer agent tabulates the votes.

                           COST OF PROXY SOLICITATION

     This  solicitation  of proxies is made on behalf of our Board of Directors, and the cost thereof will be borne by us. We have  employed the firm of Morrow &
Co. Inc., 445 Park Avenue,  5th Floor,  New York, New York,  10022, to assist in this solicitation at a cost of $5,000, plus out-of-pocket expenses. We will also reimburse  brokerage  firms and nominees for their expenses in forwarding  proxy material to beneficial owners of our Common Stock. In addition, our officers and employees,  none of whom will receive any compensation  therefore in addition to their regular  compensation,  may solicit proxies. The solicitation will be made by mail and, in addition,  may be made by telegrams,  personal interviews and by telephone.

                                       32

                                  INTRODUCTION

     This proxy  statement is furnished by our Board of Directors in  connection with the  solicitation  of proxies for use at the Annual Meeting of stockholders to be held at_________________________, on _________________, 2005, at 8:30 a.m.
Eastern time, and at any adjournments thereof.

     You are being asked to vote on the following proposals:

     1.   To  approve,  subject to final  action by our Board of  Directors,  an amendment to our Restated  Certificate  of  Incorporation  to effect a
          1-for-100 reverse stock split of our Common Stock with the result that
          (i)  holdings  prior to such  split of fewer than 100 shares of Common
          Stock  will  be  converted  to  a  fractional  share,  which  will  be immediately  cancelled and converted  into a right to receive the cash consideration described in this proxy statement, and (ii) we will have fewer than 300  holders of  record,  allowing  us to delist the Common
          Stock  from the AMEX and to  deregister  the  Common  Stock  under the
          Exchange Act, and to avoid many of the costs  associated  with being a public reporting company.  The filing of the amendment to our Restated
          Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware,  and the subsequent  delisting of our shares of Common  Stock  from the AMEX and the  deregistration  of the Common
          Stock under the Exchange Act are sometimes collectively referred to in this proxy statement as the "transaction."

     2.   To  approve,  subject to final  action by our Board of  Directors,  an amendment to our Restated Certificate of Incorporation  granting us an
          option  to  acquire  shares   proposed  to  be  sold  by  stockholders
          subsequent  to such  reverse  stock split,  if after such sale,  there would be would be 300 or more holders of record of our Common Stock.

     3.   To re-approve the Principal Executive Bonus Plan.

     4.   To elect seven  members of our Board of  Directors  to serve until the next Annual Meeting of our stockholders and until their successors are duly elected and qualify.

     5.   To adjourn the meeting, if necessary to solicit additional proxies.

     6.   To transact such other business as may properly come before the Annual
          Meeting or any  adjournments  thereof.  The Board of  Directors is not aware of such matters.

                                       33

                                 PROPOSAL NO. 1

                                  AMENDMENT TO
                      RESTATED CERTIFICATE ON INCORPORATION
                         TO EFFECT A REVERSE STOCK SPLIT

     We are seeking  approval of the reverse  stock split  described  above.  If approved by our  stockholders,  and upon subsequent final action of our Board of
Directors,   we  will  file  an  amendment  to  our  Restated   Certificate   of
Incorporation to effect a 1-for-100 reverse stock split of our Common Stock.

     The following  discussion,  together with the "Special Factors" section set forth above in this proxy statement,  describes in more detail the reverse stock split.

SPECIAL INTERESTS OF AFFILIATED PERSONS IN THE TRANSACTION

     In considering the recommendation of our Board of Directors with respect to the reverse  stock split,  our  stockholders  should be aware that our executive officers and directors have interests in the transaction,  which are in addition to, or may be different from, our  stockholders  generally.  These interests may create  potential  conflicts  of  interest  including,  but not  limited to, the significant  increase in legal  exposure  for members of boards of  directors of public reporting  companies,  especially in the aftermath of recent  legislation and related regulations. While there are still significant controls, regulations and liabilities for directors and executives officers of unregistered companies, the legal  exposure for the members of our Board of Directors  and our executive officers will be reduced after the reverse stock split.

     Each of the  directors  and officers has  indicated to us that it will vote its shares of our Common Stock in favor of authorizing  the reverse stock split.
Such  directors and officers will receive cash or not solely basis of the number of  shares  held by them  immediately  prior to the  effective  time,  just like unaffiliated stockholders.

COSTS/SOURCE OF FUNDS AND EXPENSES

     Based on estimates of the record  ownership of shares of our Common  Stock, the number of shares outstanding and other information as of March 31, 2005, and assuming  that 10,000  shares are cashed  out, we estimate  that the total funds required to consummate the reverse stock split will be  approximately  $512,000, of  which  approximately  $340,000  will be used  to pay  the  consideration  to stockholders  entitled to receive  cash for their shares of our Common Stock and
$172,000 will be used to pay the costs of the reverse stock split, as follows:

          Legal fees and expenses              $135,000
          Financial consulting                   30,000
          Proxy solicitation and
              transfer agent fees                 7,000
                                               --------
                                               $172,000
                                               ========

                                       34

     These  expenses do not include the normal  costs of  conducting  the annual meeting of  stockholders,  because  those  costs would be incurred in the normal course of business of a public reporting company.

     We intend to fund these  costs  using cash on hand and,  if  necessary,  by accessing  our credit line.  As of March 31,  2005,  the  Corporation  had $29.7 million in cash and cash equivalents on a consolidated  basis. Much of this cash is held at  subsidiaries.  In order to manage its liquidity the  Corporation has recently  negotiated  a $10 million,  3-year line of credit with  Webster  Bank,
National  Association  to be used for general  corporate  purposes.  The line of credit is unsecured, contains typical representations and covenants and provides for  interest at 1.5% above the greater of (i) Webster  Bank's  "prime rate" (as defined therein) and (ii) the Federal Funds rate plus 0.5%.

FEDERAL INCOME TAX CONSEQUENCES

     Summarized  below are material federal income tax consequences to us and to our  stockholders  resulting from the reverse stock split, if it is consummated.
This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, more commonly referred to as the Code, the Treasury Regulations, issued pursuant thereto,  and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations,  including  amendments to the Code,  other  applicable  statutes,  Treasury  Regulations  and  proposed
Treasury Regulations or changes in judicial or administrative  rulings;  some of which may have  retroactive  effect.  No  assurance  can be given  that any such changes will not adversely  affect the federal  income tax  consequences  of the reverse stock split.

     This summary does not address all aspects of the  possible  federal  income tax consequences of the reverse stock split and is not intended as tax advice to any person or entity.  In particular,  and without limiting the foregoing,  this
summary  does  not  consider  the  federal  income  tax   consequences   to  our
stockholders in light of their individual  investment  circumstances  nor to our stockholders subject to special treatment under the federal income tax laws (for example,  tax exempt entities,  life insurance  companies,  regulated investment companies  and  foreign  taxpayers),  or who hold,  have held,  or will hold our
Common  Stock as part of a straddle,  hedging,  or  conversion  transaction  for federal  income tax  purposes.  In  addition,  this summary does not address any consequences  of the reverse  stock split under any state,  local or foreign tax laws.

     We will not obtain a ruling from the Internal Revenue Service or an opinion of counsel  regarding the federal income tax consequences to our stockholders as a result of the reverse stock split. Accordingly,  you are encouraged to consult your own tax advisor  regarding  the specific tax  consequences  of the proposed transaction,  including the application  and effect of state,  local and foreign income and other tax laws.

     This summary  assumes that you are one of the  following:  (i) a citizen or resident of the United States, (ii) a domestic corporation,  (iii) an estate the income of which is subject to United States federal income tax regardless of its source,  or  (iv)  a  trust  if a  United  States  court  can  exercise  primary supervision  over  the  trust's  administration  and one or more  United  States persons are authorized to control all substantial  decisions of the trust.  This summary also assumes that you have held and will continue to hold your shares as capital assets for federal income tax purposes.

     You should  consult your tax advisor as to the particular  federal,  state, local,  foreign,  and  other  tax  consequences,  applicable  to  your  specific circumstances.

                                       35

     We  believe  that the  reverse  stock  split  will be treated as a tax-free
"recapitalization"  for federal  income tax  purposes.  This should result in no material  federal  income  tax  consequences  to  Lynch  Interactive  or to  our stockholders  who do not receive cash in the  transaction.  However,  if you are
receiving   cash  in  the   transaction,   you  may  not  qualify  for  tax-free
"recapitalization" treatment for federal income tax purposes.

     STOCKHOLDERS  WHO DO NOT RECEIVE CASH IN CONNECTION  WITH THE REVERSE STOCK
SPLIT

     If you (1) continue to hold Common  Stock  directly  immediately  after the reverse  stock  split,  and (2) you  receive no cash as a result of the  reverse stock  split,  you should not  recognize  any gain or loss in the reverse  stock split for federal income tax purposes. Your aggregate adjusted tax basis in your shares of our Common Stock held  immediately  after the reverse stock split will be equal to your  aggregate  adjusted tax basis in such shares held  immediately prior to the reverse  stock split and you will have the same  holding  period or periods in your Common Stock as you had in such Common Stock  immediately  prior to the reverse stock split.

     STOCKHOLDERS WHO RECEIVE CASH IN CONNECTION WITH THE REVERSE STOCK SPLIT

     If you (1) receive  cash in exchange for  fractional  shares as a result of the  reverse  stock  split,  (2) you do not  continue  to hold any Common  Stock directly  immediately after the reverse stock split, and (3) you are not related to any person or entity that holds  Common Stock  immediately  after the reverse stock split, you will recognize  capital gain or loss on the reverse stock split for federal  income tax  purposes,  with such gain  measured  by the  difference between the cash you  received  for your  cashed-out  shares and your  aggregate adjusted tax basis in such Common Stock.

     If you receive cash in exchange for  fractional  shares of our Common Stock as a result of the reverse  stock  split,  but either  continue to directly  own stock  immediately  after the reverse stock split, or are related to a person or entity who  continues to hold stock  immediately  after the reverse stock split, you will  recognize  capital gain or loss in the same manner as set forth in the
previous  paragraph,   provided  that  your  receipt  of  cash  either  is  "not
essentially   equivalent  to  a  dividend,"  or  constitutes  a   "substantially
disproportionate redemption of stock," as described below.

     o    "Not Essentially  Equivalent to a Dividend." You will satisfy the "not essentially  equivalent  to a dividend"  test if the reduction in your proportionate interest in Lynch Interactive resulting from the reverse stock split  (taking  into  account for this  purpose the Common Stock
          owned  by  persons   related  to  you)  is  considered  a  "meaningful
          reduction" given your particular facts and circumstances. The Internal
          Revenue  Service  has  ruled  that a  small  reduction  by a  minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation will satisfy this test.

     o    "Substantially  Disproportionate  Redemption of Stock." The receipt of
          cash  in  the   reverse   stock   split   will  be  a   "substantially
          disproportionate redemption of stock" for you if the percentage of the outstanding  shares of our Common  Stock  owned by you (and by persons related to you) immediately  after the reverse stock split is (a) less than  50% of all  outstanding  shares  and (b)  less  than  80% of the percentage  of shares of our  Common  Stock  owned by you  immediately before the reverse stock split.

     In applying these tests, you will be treated as owning shares of our Common
Stock  actually or  constructively  owned by certain  individuals  and  entities related to you.  If your  receipt of cash in  exchange  for Common  Stock is not treated as capital gain or loss under any of the tests, it will be treated first as  ordinary  dividend  income  to the  extent  of your  ratable  share of Lynch
Interactive's  current and accumulated earnings and profits,  then as a tax-free return of  capital to the extent of your  aggregate  adjusted  tax basis in your shares,  and any remaining  amount will be treated as capital gain. See "Capital
Gain and Loss" and "Special Rate for Certain Dividends," below.

                                       36

     CAPITAL GAIN AND LOSS

     For individuals,  net capital gain (defined generally as your total capital gains in excess of  capital  losses  for the year)  recognized  upon the sale of capital  assets  that have been held for more than 12 months  generally  will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital  assets that have been held for 12 months or less will  continue to be subject to tax at ordinary income tax rates.  Capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations.  There are limitations on the deductibility of capital losses.

     SPECIAL RATE FOR CERTAIN DIVIDENDS

     In general,  dividends are taxed at ordinary income rates. However, you may qualify for a 15% rate of tax on any cash  received  in the reverse  stock split that is treated as a dividend as described  above,  if (i) you are an individual or other non-corporate Stockholder,  (ii) you have held the shares of our Common
Stock with  respect to which the  dividend  was  received  for more than 60 days during the 120-day  period  beginning 60 days before the  ex-dividend  date,  as determined  under the Code, and (iii) you were not obligated  during such period
(pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You are urged to consult with your tax advisor  regarding  your  applicability  for, and the  appropriate federal,  state,  local,  foreign or other tax  treatment  of, any such dividend income.

     BACKUP WITHHOLDING

     Stockholders  will be required to provide  their  social  security or other taxpayer identification numbers (or, in some instances,  additional information)
to the Transfer Agent in connection with the reverse stock split to avoid backup withholding  requirements  that might otherwise apply. The letter of transmittal will require each  Stockholder to deliver such information when the Common Stock certificates  are surrendered  following the effective time of the reverse stock split. Failure to provide such information may result in backup withholding at a rate of 28%.

     As  explained  above,  the  amounts  paid to you as a result of the reverse stock  split  may  result in  dividend  income,  capital  gain  income,  or some combination  of  dividend  and  capital  gain  income to you  depending  on your individual  circumstances.  You  should  consult  your  tax  advisor  as to  the particular  federal,  state, local,  foreign,  and other tax consequences of the transaction, in light of your specific circumstances.

     THE  PRECEDING   DISCUSSION  OF  THE  MATERIAL  U.S.   FEDERAL  INCOME  TAX
CONSEQUENCES  OF THE  REVERSE  STOCK  SPLIT IS GENERAL  AND DOES NOT INCLUDE ALL
CONSEQUENCES TO EVERY  STOCKHOLDER UNDER FEDERAL,  STATE,  LOCAL, OR FOREIGN TAX
LAWS. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE
PARTICULAR  TAX  CONSEQUENCES  TO IT OF THE REVERSE  STOCK SPLIT,  INCLUDING THE
APPLICABILITY  AND EFFECT OF ANY STATE,  LOCAL OR FOREIGN  TAX LAWS,  AND OF ANY
PROPOSED CHANGES IN APPLICABLE LAW.

                                       37

APPRAISAL RIGHTS

     Under the Delaware  General  Corporation  Law, our Restated  Certificate of
Incorporation  and our Bylaws,  our  stockholders  are not entitled to appraisal rights.  We are not aware of any similar rights  available  under any applicable law,  regulation,  custom or  contract  to  security  holders  who object to the transaction.

VOTES REQUIRED

     In order to  approve  the  reverse  stock  split,  stockholders  holding  a majority of the shares of our Common Stock  outstanding  and entitled to vote at the Annual  Meeting of  stockholders,  voting  together as a single class,  must approve the filing of the  certificate of amendment to our Restated  Certificate of Incorporation  to effect the reverse stock split.  Following this stockholder approval,  our  Board of  Directors  will  determine  when,  and if, to file the amendment with the Secretary of State of the State of Delaware.  Mr. Gabelli has
indicated that he intends to vote shares  beneficially  owned by him in favor of the proposal.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

     Our Board of Directors has  unanimously  determined  that the reverse stock split is fair to, and in the best interests of, us and our stockholders.

     THE BOARD OF  DIRECTORS  RECOMMENDS  THAT THE  STOCKHOLDERS  VOTE "FOR" THE
APPROVAL AND  ADOPTION OF THE  CERTIFICATE  OF AMENDMENT TO LYNCH  INTERACTIVE'S
RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

     Please note that voting "FOR" the  proposal  does not mean that the reverse stock split will be  consummated.  By voting "FOR" the proposal,  you are giving our Board of Directors the  discretion to reject (and not implement) the reverse stock split (even after the amendment is approved by the  stockholders).  If for any reason  the  reverse  stock  split is not  approved,  or, if  approved,  not implemented,  the shares of our Common Stock will not be deregistered  under the
Exchange  Act or  delisted  from the AMEX,  unless and until such time as we are eligible to do so and our Board of Directors decides to do so.

     PLEASE NOTE THAT BOTH PROPOSAL NO. 1, THE REVERSE STOCK SPLIT, AND PROPOSAL
NO. 2 BELOW,  THE OPTION TO  REPURCHASE  SHARES,  MUST BOTH BE  APPROVED  BY OUR
STOCKHOLDERS OR NEITHER PROPOSAL WILL TAKE EFFECT.

                                 PROPOSAL NO. 2

                                  AMENDMENT TO
                      RESTATED CERTIFICATE ON INCORPORATION
                      TO GRANT OPTION TO REPURCHASE SHARES

     In connection with the reverse stock split described  above, we are seeking approval of an amendment to our Restated  Certificate of Incorporation  granting to us an  option  to  repurchase  any  shares of  Common  Stock  proposed  to be transferred if the proposed transfer would cause the number of holders of record of our  Common  Stock to equal or exceed  300.  The  purpose of the option is to ensure that the Corporation does not,  inadvertently,  become subject to federal securities law reporting requirements and Section 404 in the future. If approved by our stockholders, and upon subsequent final action of our Board of Directors, we will file an amendment to our Restated Certificate of Incorporation to effect the option to repurchase shares of our Common Stock.

                                       38

     The price to be paid for the shares  pursuant to this option would be equal to (i) the mean  between  the bid and asked  prices  (as  published  in the pink sheets)  averaged  over the 20 trading days  immediately  preceding  the date of exercise of the option on which the shares of Common Stock were actually  quoted or (ii) if the Common  Stock is not then quoted in the pink  sheets,  or if such determination cannot otherwise be made, the fair market value for such shares as determined by our Board of Directors in good faith.

     We will  have 15 days to  exercise  our  option  upon  becoming  aware of a proposed transfer that would cause the number of holders of record of our Common
Stock to equal or exceed 300.

     The following  discussion,  together with the "Special Factors" section set forth  above in this proxy  statement,  describes  in more  detail the  standing option on the part of the Corporation to reacquire  shares to keep the number of holders of record below 300.

SPECIAL INTERESTS OF AFFILIATED PERSONS IN THE TRANSACTION

     In considering the recommendation of our Board of Directors with respect to the standing option to repurchase shares, our stockholders  should be aware that our executive  officers and directors have interests in the  transaction,  which are in addition to, or may be different from, our stockholders generally.  These interests may create potential conflicts of interest including,  but not limited to,  the  significant  increase  in legal  exposure  for  members  of  boards of directors of public reporting  companies,  especially in the aftermath of recent legislation and related regulations. While there are still significant controls,
regulations   and   liabilities   for  directors  and  executives   officers  of
unregistered  companies,  the legal  exposure  for the  members  of our Board of
Directors  and our  executive  officers  will be reduced after the reverse stock split.

APPRAISAL RIGHTS

     Under the Delaware  General  Corporation  Law, our Restated  Certificate of
Incorporation  and our Bylaws,  our  stockholders  are not entitled to appraisal rights.  We are not aware of any similar rights  available  under any applicable law,  regulation,  custom or  contract  to  security  holders  who object to the transaction.

VOTES REQUIRED

     In order to approve the standing option to repurchase shares,  stockholders holding a majority of the shares of our Common Stock outstanding and entitled to vote at the Annual Meeting of  stockholders,  voting together as a single class, must  approve  the  filing  of the  certificate  of  amendment  to our  Restated
Certificate  of  Incorporation  to grant us the  option  to  repurchase  shares.
Following this stockholder approval, our Board of Directors will determine when, and if,  to file the  amendment  with  the  Secretary  of State of the  State of
Delaware.  Mr. Gabelli has indicated that he intends to vote shares beneficially owned by him in favor of the proposal.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

     Our  Board of  Directors  has  unanimously  determined  that the  option to repurchase  shares  is  fair  to,  and in the  best  interests  of,  us and  our stockholders.

     THE BOARD OF  DIRECTORS  RECOMMENDS  THAT THE  STOCKHOLDERS  VOTE "FOR" THE
APPROVAL AND  ADOPTION OF THE  CERTIFICATE  OF AMENDMENT TO LYNCH  INTERACTIVE'S
RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE OPTION TO REPURCHASE SHARES.

                                       39

     Please note that voting "FOR" the  proposal  does not mean that the we will exercise our option to repurchase shares. By voting "FOR" the proposal,  you are giving our Board of Directors the option to repurchase  shares at its discretion if a proposed transfer would cause the number of holders of record of our Common
Stock to equal or exceed 300.

     PLEASE NOTE THAT BOTH PROPOSAL NO. 1 ABOVE,  THE REVERSE  STOCK SPLIT,  AND
PROPOSAL NO. 2, THE OPTION TO  REPURCHASE  SHARES,  MUST BOTH BE APPROVED BY OUR
STOCKHOLDERS OR NEITHER PROPOSAL WILL TAKE EFFECT.

                                 PROPOSAL NO. 3

                RE-APPROVAL OF THE PRINCIPAL EXECUTIVE BONUS PLAN

     In 2000,  our Board of Directors  and  stockholders  approved the Principal
Executive  Bonus  Plan,  to  provide  our chief  executive  officer  and,  if so designated,  certain other key employees with a  performance-based  annual bonus for calendar years beginning January 1, 2000.

     The Principal Executive Bonus Plan is designed to satisfy Section 162(m) of the Code.  Section  162(m) of the Code  denies a deduction  by an  employer  for certain  compensation  in excess of $1 million per year paid by a publicly  held corporation  to the chief  executive  officer  and the four  other  most  highly compensated  executive  officers who are employed at the end of the fiscal year.
Certain  compensation,  including  compensation paid based on the achievement of pre-established  performance  goals,  is excluded from this deduction  limit. In general,  the  performance  goals must be  disclosed  to, and  approved  by, the stockholders  in a separate  vote every five years.  Accordingly,  the Principal
Executive  Bonus Plan is being  resubmitted  to  stockholders  so that  payments thereunder will not fail to be deductible under Section 162(m) of the Code.

     The  following  description  of the  Principal  Executive  Bonus  Plan is a summary of its key  provisions  and is qualified in its entirety by reference to the Principal  Executive  Bonus Plan, a copy of which was previously  filed with the 2000 annual proxy statement and a copy of which may be obtained upon request by contacting our Secretary.

ADMINISTRATION

     The Principal Executive Bonus Plan is administered by a subcommittee of the
Executive Compensation and Benefits Committee,  consisting of Messrs.  Berkowitz and Moats, who qualify as "outside  directors" under Section 162(m) of the Code.
The  subcommittee  has the authority to designate the key employees  eligible to participate  in the  Principal  Executive  Bonus  Plan  (other  than  the  chief executive  officer),  establish  individual  bonus pool  percentages,  determine performance criteria, certify attainment of performance goals and other material terms, to construe and interpret the Principal Executive Bonus Plan and make all other  determinations it deems necessary or advisable for the  administration of the Principal Executive Bonus Plan.

ELIGIBILITY AND PARTICIPATION

     Our chief executive officer  participates in the Principal  Executive Bonus
Plan during each calendar year automatically. In addition, the subcommittee may, in its sole discretion,  select other key executive officers or key employees of ours (including our subsidiaries) to be eligible to participate in the Principal
Executive  Bonus  Plan  for any  calendar  year.  However,  no  other  executive currently participates in the Principal Executive Bonus Plan.

                                       40

DETERMINATION OF ANNUAL BONUS

     Each  participant's  annual bonus under the Principal  Executive Bonus Plan for each calendar year will be equal to the participant's  individual bonus pool percentage  multiplied  by the  achieved  annual  bonus pool for the  respective calendar  year.  The annual  bonus pool is  determined  pursuant to an objective formula or standard based on the attainment of pre-established performance goals
specified  by  the  subcommittee.   The  individual  bonus  pool  percentage  is
determined  by the  subcommittee  and is expressed as a percentage of the annual bonus  pool  for  each  calendar  year.  In  no  event  may  the  total  of  all participants'  individual bonus pool percentages exceed 100% of the annual bonus pool for any  calendar  year.  Unless  otherwise  reduced  by the  subcommittee, payment of a participant's  annual bonus shall be made only if and to the extent performance goals for the relevant calendar year are attained.

PERFORMANCE GOALS

     The  subcommittee  generally has the authority to determine the performance goals that will be in effect for each calendar year. The performance  goals with respect to the annual bonus pool are based on the  attainment of certain  target levels of, or a percentage  increase in,  pre-tax  profits (as defined below) in excess of certain  target  levels or  percentages  of  stockholders'  equity (as defined below).  In addition,  the subcommittee has the authority to incorporate provisions in the  performance  goals allowing for adjustments in recognition of unusual or non-recurring events affecting us or our financial statements,  or in response to changes in applicable laws, regulations or accounting principles, to the extent permitted by Section 162(m) of the Code.

LIMITS ON ANNUAL BONUS

     Notwithstanding  the attainment of performance  goals, the subcommittee has the discretion to reduce (but not increase) a  participant's  annual bonus under the  Principal  Executive  Bonus Plan for any calendar  year,  regardless of the degree of attainment of the performance  goals. In any event, the maximum annual bonus  permitted  under the Principal  Executive  Bonus Plan with respect to any calendar year may not exceed,  in the case of any participant,  80% of an amount equal to 20% of the excess of (a) pre-tax  profits  (as defined  below) for such calendar year less (b) 25% of stockholders' equity (as defined below).

     Pre-tax  profits means income before income taxes  (excluding any provision for annual bonuses under the Principal  Executive Bonus Plan and under the bonus plan  applicable  to other  corporate  employees),  minority  interest (if any), extraordinary  items (if any),  cumulative  changes in  accounting  (if any) and discontinued  operations  (if  any)  in our  Statement  of  Consolidated  Income
reported in our annual financial  statements  adjusted by (i) minority  interest effects  on such  pre-tax  profits;  and (ii)  pre-tax  effect of income or loss associated  with  discontinued  operation  net  of  minority  interest  effects.
Stockholders'  equity means the average of stockholders' equity at the beginning of the plan year  (i.e.,  the  calendar  year) and at the  beginning  of the two preceding plan years, in each case as reported in our consolidated balance sheet in our annual financial statements.

FORM AND PAYMENT OF ANNUAL BONUS

     With respect to each  participant,  payment under the  Principal  Executive
Bonus Plan will be made in cash in an amount equal to the achieved  annual bonus and  may be made  only  after  attainment  of the  performance  goals  has  been certified in writing by the  subcommittee.  Unless  otherwise  determined by the subcommittee in its sole discretion,  each participant  shall, to the extent the applicable  performance goals with respect to the annual bonus pool are attained at the end of each  calendar  year,  have the  right  to  receive  payment  of a prorated  portion  of  such  participant's  annual  bonus  under  the  Principal
Executive  Bonus  Plan for any  calendar  year  during  which the  participant's employment  with us is  terminated  for any reason  other than for  "cause"  (as determined by the subcommittee in its sole discretion).

                                       41

AMENDMENT AND TERMINATION OF PRINCIPAL EXECUTIVE BONUS PLAN

     The  subcommittee  may at any  time  and from  time to time  alter,  amend, suspend or terminate  the  Principal  Executive  Bonus Plan in whole or in part;
provided,   that  no  amendment  shall,   without  the  prior  approval  of  our
stockholders to the extent  required under Code Section  162(m):  (i) materially alter the  performance  goals,  (ii)  increase the maximum  annual bonus for any calendar year,  (iii) change the class of persons eligible to participate in the
Principal  Executive  Bonus Plan, or (iv) implement any change to a provision of the Principal Executive Bonus Plan requiring  stockholder  approval in order for the Principal  Executive Bonus Plan to continue to comply with the  requirements of Section 162(m) of the Code. Notwithstanding the foregoing, no amendment shall
affect   adversely  any  of  the  rights  of  any   participant,   without  such
participant's  consent,  under an award theretofore  granted under the Principal
Executive Bonus Plan.

PERFORMANCE AWARDS

     Mr. Gabelli,  the only  participant in the Principal  Executive Bonus Plan, did not  receive a bonus in respect of 2004.  For a  description  of awards made over the  last  five  years  under  the  Principal  Executive  Bonus  Plan,  see
"Executive  Compensation and Benefits Committee Report on Executive Compensation
- Executive  Officer  Compensation  Program,"  and " - Chief  Executive  Officer
Compensation."

VOTES REQUIRED

     Approval of this Proposal  requires the  affirmative  vote of a majority of the  shares  of our  Common  Stock  voting  on the  proposition,  excluding  any
abstentions.   Mr.   Gabelli  has  indicated  he  intends  to  vote  the  shares beneficially owned by him in favor of the proposal.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

     THE  BOARD  OF  DIRECTORS  (OTHER  THAN  MR.  GABELLI,  WHO  IS  MAKING  NO
RECOMMENDATION)  RECOMMENDS  A VOTE  "FOR"  THE  RE-APPROVAL  OF  THE  PRINCIPAL
EXECUTIVE BONUS PLAN.

                           MARKET RELATED INFORMATION

MARKET FOR COMMON STOCK

     Our Common Stock  currently  trades on the AMEX under the symbol "LIC".  On
March 17, 2005, the most recent  practicable  date prior to the printing of this proxy  statement,  the closing  price for our Common Stock was $25.75 per share, and there were 889  stockholders  of record.  The following table lists the high and low sales prices of our Common Stock for the periods indicated below.

          PERIOD                                             HIGH                LOW
          ------                                             ----                ---

          Fiscal Year Ended December 31, 2003
                      1st Quarter                           $28.00             $21.50
                      2nd Quarter                            24.80              19.50
                      3rd Quarter                            27.75              23.95
                      4th Quarter                            27.41              21.80

          Fiscal Year Ended December 31, 2004
                      1st Quarter                           $27.50             $21.50
                      2nd Quarter                            37.95              28.00
                      3rd Quarter                            36.50              29.50
                      4th Quarter                            34.75              30.45

          Fiscal Year Ending December 31, 2005
                      1st Quarter                           $31.99             $19.25
                      2nd Quarter                           $30.75             $20.25
                      3 Quarter (through July __, 2005)

                                       42

DIVIDEND POLICY

     We have not paid cash dividends on our Common Stock since our inception and intend to continue to retain earnings for operations.

                                 PROPOSAL NO. 4

                              ELECTION OF DIRECTORS

     Upon the recommendation of our nominating committee, our Board of Directors has  nominated  Morris  Berkowitz,  Paul J. Evanson,  John C. Ferrara,  Mario J.
Gabelli,  Daniel R. Lee,  Lawrence R. Moats and Salvatore Muoio to be elected at the 2005 Annual Meeting as members of our Board of Directors, to serve until the next Annual Meeting and until their  respective  successors are elected.  If for any reason any nominee  does not stand for  election,  the proxies  solicited by this proxy  statement will be voted in favor of the remainder of those named and may be voted for a substitute nominee in place of such nominee.  Our management, however,  has no reason to expect  that any of the  nominees  will not stand for election.

     Our Bylaws  provide  that our Board of Directors  shall  consist of no less than two and no more than nine  members and that any  vacancies  on our Board of
Directors, from whatever cause arising,  including newly-created  directorships, may be  filled  by  the  remaining  directors  until  the  next  meeting  of our stockholders.

     Biographical  summaries and ages of the nominees as of March 31, 2005,  are set forth  below.  Data with respect to the number of shares of our Common Stock beneficially  owned by each of them appears  elsewhere in this proxy  statement.
All such information has been furnished to us by the nominees.

     DIRECTOR
     NOMINEE                AGE                  PROFESSIONAL BACKGROUND
     -------                ---                  -----------------------

     Morris Berkowitz       82       Mr.  Berkowitz  has served as a director of
                                     Lynch  Interactive since 2004. He has acted
                                     as a  consultant  and an  advisor  to Lynch
                                     Interactive  and  its  predecessor,   Lynch
                                     Corporation, since 1998. He has also served
                                     as an  advisor  to GGCP,  Inc.,  a  private
                                     investment   company,   since   1998.   Mr.
                                     Berkowitz is currently retired.

                                       43

     Paul J. Evanson        64       Mr.  Evanson  has served as a  director  of
                                     Lynch Interactive since 1999. He has served
                                     as Chairman,  President and Chief Executive
                                     Officer of  Allegheny  Energy,  Inc.  since
                                     June  2003.  Prior to that,  he  served  as
                                     President of Florida  Power & Light Company
                                     from  1995 to May 2003.  He also  served as
                                     President  and Chief  Operating  Officer of
                                     Lynch Corporation prior to 1995.

     John C. Ferrara        53       Mr.  Ferrara  has served as a  director  of
                                     Lynch Interactive since 1999. He has served
                                     as President and Chief Executive Officer of
                                     Lynch  Corporation,  a holding company with
                                     diversified manufacturing operations, since
                                     October  2004.  He was a  private  investor
                                     from 2002 to 2004. Prior to that, he served
                                     as President and Chief Executive Officer of
                                     Space   Holding   Corporation,   a  private
                                     multimedia   company  dedicated  to  space,
                                     science and technology,  from 2001 to March
                                     2002 and as Chief  Financial  Officer  from
                                     1999 to 2000.  Mr. Ferrara is a Director of
                                     Gabelli Asset Management Inc.

     Mario J. Gabelli       62       Mr.  Gabelli  has served as a director  and
                                     Chief    Executive    Officer    of   Lynch
                                     Interactive  since  1999.  He has served as
                                     our Chairman  since December 2004 (and also
                                     from  September  1999 to December 2002) and
                                     as our Vice  Chairman from December 2002 to
                                     December  2004. Mr. Gabelli has also served
                                     as the Chairman and Chief Executive Officer
                                     and a director of Gabelli Asset  Management
                                     Inc. and its  predecessors  since  November
                                     1976   (and  in   connection   with   those
                                     responsibilities,  he serves as director or
                                     trustee  and/or an  officer  of  registered
                                     investment     companies     managed     by
                                     subsidiaries of Gabelli Asset  Management).
                                     Mr.  Gabelli  also serves as  Chairman  and
                                     Chief  Executive  Officer of GGCP,  Inc., a
                                     private  investment  company.  Mr.  Gabelli
                                     serves   on  the  Board  of   Advisors   of
                                     Healthpoint  and Caymus  Partners  LLC. Mr.
                                     Gabelli  (i) is a  former  Governor  of the
                                     AMEX;  and (ii)  serves as an  Overseer  of
                                     Columbia   University  Graduate  School  of
                                     Business;  Trustee of Fairfield University,
                                     Roger  Williams  University,   the  Winston
                                     Churchill  Foundation and the E.L.  Wiegand
                                     Foundation;  as a Director of the  National
                                     Italian   American   Foundation   and   the
                                     American-Italian Cancer Foundation;  and as
                                     the Chairman of the  Patron's  Committee of
                                     Immaculate Conception School.

     Daniel R. Lee          48       Mr. Lee has  served as a director  of Lynch
                                     Interactive  since  2000.  He has served as
                                     Chairman  and Chief  Executive  Officer  of
                                     Pinnacle  Entertainment,   Inc.,  a  public
                                     company operating resorts and casinos since
                                     2002.  From  2000 to  2002,  Mr.  Lee was a
                                     private investor.  Prior to that, he served
                                     as Chief Financial  Officer and Senior Vice
                                     President of HomeGrocer.com, Inc. from 1999
                                     to 2000.  From 1992 to 1999, Mr. Lee served
                                     as the Chief Financial  Officer,  Treasurer
                                     and Senior Vice  President,  Development of
                                     Mirage Resort, Incorporated.

     Lawrence R. Moats      57       Mr. Moats has served as a director of Lynch
                                     Interactive  since  January  2005.  He  has
                                     served as  President  and  Chief  Executive
                                     Officer     of     Arlington     Electrical
                                     Construction  Company Inc.  since 1970.  He
                                     also   serves   as   President   and  Chief
                                     Executive    Officer   of   Moats    Office
                                     Properties,  Inc.,  a private  real  estate
                                     company,  since 1992.  Mr. Moats served for
                                     15 years as a Trustee  of  Harper  College.
                                     Since  1991,  Mr.  Moats  has  also  been a
                                     Director   and   Chairman   of  the   Audit
                                     Committee of Royal American Bank, a private
                                     banking institution.

     Salvatore Muoio        45       Mr. Muoio has served as a director of Lynch
                                     Interactive  since  1999.  He has served as
                                     Principal and Chief  Investment  Officer of
                                     S. Muoio & Co. LLC, a  securities  advisory
                                     firm,  since 1996.  From 1995 to 1996,  Mr.
                                     Muoio  served as a  Securities  Analyst and
                                     Vice  President  of  Lazard  Freres  & Co.,
                                     L.L.C.,  an investment  banking firm.  From
                                     1985  to  1995,   Mr.  Muoio  served  as  a
                                     Securities  Analyst  at  Gabelli & Company,
                                     Inc.

                                       44

VOTES REQUIRED

     Except  where  authority  to vote for  nominees  has been  withheld,  it is intended that the proxies received  pursuant to this  solicitation will be voted
"FOR" the nominees named below.  Nominees receiving the greatest number of votes duly  cast  for the  election  of  directors  will be  elected  to our  Board of
Directors.  Abstentions and broker "non-votes" are not counted as votes cast for purpose of electing directors.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

     OUR BOARD OF DIRECTORS  RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF OUR
NOMINEES TO OUR BOARD OF DIRECTORS.

                         GOVERNANCE OF LYNCH INTERACTIVE

BOARD OF DIRECTORS

     Our Board of Directors  currently has seven members,  five of whom meet the
AMEX standard for  independence.  Only independent  directors serve on our audit committee,  nominating  committee  and the executive  compensation  and benefits committee.  During  2004,  our Board of  Directors  held four  meetings  and the committees held a total of 10 meetings.  All of our directors  attended at least
75% of the meetings of our Board of Directors  and the  committees of which they are members.

COMMITTEES OF BOARD OF DIRECTORS

     In 2004, our Board of Directors had four ongoing committees:  the executive
committee,   the  audit  committee,  the  executive  compensation  and  benefits committee,  and the nominating  committee.  In 2004, the executive committee did not meet, the audit  committee met nine times,  the executive  compensation  and benefits  committee  met one time;  and the  nominating  committee did not meet.
These committees are described below.

     EXECUTIVE COMMITTEE

     In 2004, Mario Gabelli  (Chairman) and Paul Evanson were the members of our executive  committee.  Our executive  committee is vested with all the power and authority of our Board of  Directors,  except as otherwise  provided by Delaware law or by our  Bylaws,  during  intervals  between  meetings  of  our  Board  of
Directors.

     AUDIT COMMITTEE

     In 2004, John Ferrara (Chairman), Morris Berkowitz and Salvatore Muoio were the members of our audit  committee.  In January 2005,  Lawrence  Moats was also appointed to our audit  committee.  In March 2005,  Mr.  Ferrara  announced  his resignation  both as chairman and as a member of that  committee.  Mr. Moats was thereupon  appointed  chairman.  Our Board of Directors has determined  that the audit committee  members meet the AMEX standard for  independence.  In addition, our Board of  Directors  has  determined  that at least one  member of our audit committee  meets the AMEX  standard of having  accounting  or related  financial management  expertise.  Our Board of Directors has also  determined  that Morris
Berkowitz meets the SEC criteria of an "audit committee  financial  expert." Mr.
Berkowitz's  extensive background and experience includes  professional training and experience as a CPA and an attorney;  service as the chief financial officer and general counsel of two publicly-traded corporations; and experience as a tax and legal advisor as well as a consultant.

                                       45

     Our audit committee operates pursuant to a charter,  which can be viewed on our web  site at  www.lynchinteractivecorp.com.  The  charter  gives  our  audit committee the  authority  and  responsibility  for the  appointment,  retention, compensation and oversight of our independent auditors,  including  pre-approval of all audit and non-audit services to be performed by our independent auditors.
Our audit committee  charter gives this committee broad authority to fulfill its obligations under SEC and AMEX rules and regulations. The audit committee report is set forth elsewhere herein.

     EXECUTIVE COMPENSATION AND BENEFITS COMMITTEE

     In 2004,  Paul Evanson,  John Ferrara and Morris  Berkowitz were members of our executive  compensation and benefits  committee.  In March 2005, Mr. Ferrara resigned his membership on this committee and Lawrence R. Moats was appointed in his place. Our Board of Directors has determined that the committee members meet the AMEX  standard for  independence.  Our executive  compensation  and benefits committee  develops and makes  recommendations  to our Board of  Directors  with respect  to our  executive  compensation  policies;  recommends  to our Board of
Directors the  compensation  to be paid to executive  officers;  administers the
Lynch  Interactive  Corporation Bonus Plan and 401(k) Savings Plan; and performs such other duties as may be assigned to it by our Board of Directors. In 2004, a subcommittee  consisting  of Messrs.  Berkowitz  and Ferrara  addressed  matters relating to the  Principal  Executive  Benefits  Plan.  Mr.  Moats  replaced Mr.
Ferrara on this subcommittee in March 2005.

     NOMINATING COMMITTEE

     In 2004, Paul Evanson,  John Ferrara,  Salvatore Muoio and Morris Berkowitz
were all  members  of our  nominating  committee.  In March  2005,  Mr.  Ferrara resigned  from the  committee  and Lawrence R. Moats was appointed in his place.
Our  nominating  committee  is  responsible  for  recommending  to our  Board of
Directors  nominees  for  election  as our  directors.  The  committee  believes candidates  for our Board of  Directors  should  have the  ability  to  exercise objectivity and independence in making informed  business  decisions;  extensive knowledge,  experience  and  judgment;  the  highest  integrity;  loyalty to our interests and to our  stockholders;  a willingness  to devote the extensive time necessary  to fulfill a  director's  duties;  the ability to  contribute  to the diversity of perspectives present in our Board of Directors' deliberations;  and an appreciation of the Corporation's role in society.  Our nominating  committee considers  candidates  meeting  these  criteria who are  suggested by directors, management or stockholders.  Stockholders may submit  recommendations in writing by  letter  addressed  to our  Corporate  Secretary.  Our  nominating  committee operates pursuant to a charter setting out the functions and responsibilities of
this   committee.   Its   charter   can  be   viewed   on  our   web   site   at
www.lynchinteractivecorp.com.

COMPENSATION OF DIRECTORS

     Directors,  other than the  Chairman  and  directors  considered  to be our employees,  receive a monthly cash retainer of $1,500,  a fee of $2,000 for each in person  Board of  Directors  meeting  attended  and a fee of $1,000  for each telephonic meeting of the Board of Directors (which lasts for at least one hour)
attended and each committee meeting the director attended.

                                       46

     In addition,  each non-employee  director (other than the Chairman) serving as a committee  chairman receives an additional $2,000 annual cash retainer.  We also purchase accident and dismemberment insurance coverage of $100,000 for each member of our Board of Directors and maintain a liability  insurance policy that provides for  indemnification  of each director (and  officer)  against  certain liabilities that he may incur in his capacity as such.

EMPLOYEE CODE OF ETHICS AND CONFLICTS OF INTEREST POLICY

     Since our spin-off  from Lynch  Corporation  in 1999, we have had a code of conduct and conflicts of interest policy. In December 2003, we adopted a code of ethics that applies to all of our employees,  officers and directors,  including our principal  executive officer and our senior financial  officers.  We require all of our  employees  to adhere to our code of ethics in  addressing  legal and ethical issues encountered in conducting their work. Our code of ethics requires that our employees avoid  conflicts of interest,  comply with all laws and other legal  requirements,  conduct  business  in an honest  and  ethical  manner  and otherwise act with integrity and in our best interest.  All of our employees are required to certify that they have reviewed and understood our code of ethics.

     In  addition,  all  employees  who  because of their  responsibilities  are thought  to be in  sensitive  positions  and who may,  therefore,  be  placed in conflicts of interest situations, are required to certify as to their compliance with  our  conflicts  of  interest  policy.  Copies  of our code of  ethics  and conflicts of interest policy were filed with the SEC as exhibits to our December
31,  2003  annual  report  on  Form  10-K  and  are  posted  on our  website  at
www.lynchinteractivecorp.com.

POLICY REGARDING REPORTS OF ACTIONS THAT MAY BE VIOLATIONS OF LAW

     In December 2003, our Board of Directors adopted a Policy Regarding Reports of Actions That May Be Violations of Law,  more commonly  called our  Violations
Policy. Our Violations Policy reaffirms our policy to comply with all applicable laws that protect  employees  against unlawful  discrimination or retaliation by their employer as a result of their lawfully reporting information regarding, or their  participating  in,  investigations  involving  alleged corporate fraud or other  alleged  violations  by us or our agents of  federal  or state  law.  Our
Violations  Policy  further  establishes  a procedure by which our employees may file anonymous complaints  regarding our business practices  including,  but not limited to, fraud, violations of law or accounting, internal accounting controls or auditing matters.

     Our Violations  Policy also provides that we will offer a reward of $10,000
(also  made on an  anonymous  basis) to any  employee  who  reports  information regarding  corporate  fraud or other  alleged  violations by us or our agents of federal or state law and such  information  leads to a finding of  wrongdoing by either our Board of Directors or a competent state or federal adjudicatory body.
A  copy   of   our   Violations   Policy   is   posted   on   our   website   at
www.lynchinteractivecorp.com.

STOCKHOLDER COMMUNICATIONS

     Our stockholders may send  communications  by letter addressed to our Board of Directors at Lynch Interactive  Corporation,  401 Theodore Fremd Avenue, Rye,
New  York  10580.  All  communications  will be  received  and  reviewed  by our
Corporate  Secretary.  The receipt of concerns  about our  accounting,  internal controls,  auditing matters or business  practices will be reported to the audit committee.  The  receipt  of other  concerns  will be  reported  to our Board of
Directors or an appropriate committee of our Board of Directors.

                                       47

                             EXECUTIVE COMPENSATION

     The following tables set forth compensation received by our Chief Executive
Officer and each of our executive officers for the last three fiscal years:

SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION
                                       -------------------                              ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR       SALARY($)       BONUS($)(1)      COMPENSATION
---------------------------                ----       ---------       -----------      ------------

Mario J. Gabelli                           2004          350,000              ---              -
     Vice Chairman and                     2003          250,000          850,000              -
     Chief Executive Officer               2002          350,000          195,000              -

Robert E. Dolan                            2004          285,146          125,000              -
     Chief Financial Officer               2003          260,000          300,000              -
                                           2002          250,000           85,000              -

Evelyn C. Jerden                           2004          244,467            6,928         24,269(2)
     Senior Vice President--               2003          191,659            7,228         24,469(2)
     Operations                            2002          148,674            6,083         23,080(2)

John A. Cole(3)                            2004           17,692           10,000              -
     Vice President, Corporate
     Development, General Counsel
     and Secretary

---------------------------

(1)  Bonuses  earned in any fiscal year are generally  paid during the following fiscal year.

(2)  Represents  Western  New Mexico  Telephone  Company's  contribution  to Ms.
     Jerden's account with Western New Mexico's Employee Profit Sharing Plan.

(3)  Mr. Cole's employment commenced on December 1, 2004.

     We have no outstanding  stock options or stock  appreciation  rights and we have not made any long-term incentive plan awards to our executive officers.

                  EXECUTIVE COMPENSATION AND BENEFITS COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

            The  Executive   Compensation   and  Benefits   Committee,   or  the
compensation  committee, of our Board of Directors is responsible for developing and  making  recommendations  to our  Board of  Directors  with  respect  to our
executive   compensation   policies  and  administering  the  various  executive
compensation  plans.  In addition,  this  committee  recommends  to our Board of
Directors the annual  compensation to be paid to our Chief Executive Officer and each of our other  executive  officers,  as well as to other key employees.  The committee comprises three independent, non-employee directors.

                                       48

     The objectives of our executive compensation program are to:

     o    Support the achievement of our desired performance;
     o    Provide  compensation that will attract and retain superior talent and reward performance;
     o    Ensure   that  there  is   appropriate   linkage   between   executive
          compensation and the enhancement of stockholder  value; and
     o    Evaluate the effectiveness of our incentives for key executives.

     The executive  compensation program is designed to provide an overall level of  compensation  opportunity  that is competitive  with companies of comparable size, capitalization and complexity. Actual compensation levels, however, may be greater  or less than  average  competitive  levels  based  upon our  annual and long-term  performance,  as well as  individual  performance.  The  compensation committee  uses its  discretion to recommend  executive  compensation  at levels warranted in its judgment by such performance.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     Our  executive  officer  compensation  program is comprised of base salary, cash bonus  compensation,  our 401(k) Savings Plan, and other benefits generally available to our employees.

     BASE SALARY

     Base  salary  levels  for  our  executive   officers  are  intended  to  be
competitive.  In recommending  salaries,  the compensation  committee takes into account an individual's  experience and performance,  as well as specific issues relating  to us. The  adjustments  made to  salaries  for 2004 were based upon a variety of judgmental  factors,  including the  individual  performances  of the officers  in  2003  and  their  anticipated  contributions  to us in  2004,  the
prevailing   industry   conditions  and  our  general  financial  and  strategic
performance.

     BONUS PLAN

     We have in place a bonus  plan  that is based on an  objective  measure  of corporate performance and on subjective evaluation of individual performance for our executive officers,  other than Mr. Gabelli our principal executive officer, and other key personnel. In general, this plan provides for an annual bonus pool equal  to (i)  20% of the  excess  of our  consolidated  pre-tax  profits  for a calendar year less (ii) 25% of our average  stockholders equity at the beginning of such year.  Stockholders' equity is the average of stockholders equity at the beginning of the period and at the  beginning of the two  preceding  years.  The bonus  pool will also be  reduced  by amounts  paid  pursuant  to the  Principal
Executive Bonus Plan, as described  below. The  compensation  committee,  in its discretion,  may take into  consideration  other  factors and  circumstances  in determining the amount of the bonus pool and awarding bonuses,  such as progress toward  achievement  of strategic  goals and  qualitative  aspects of management performance.  The allocation of the bonus pool among the executives is not based upon a formula but upon judgmental  factors.  In 2004, the annual bonus pool was equal to  approximately  $265,000,  which was paid to executive  officers (other than Mr. Gabelli) and other  personnel,  taking into  consideration  the factors discussed above.

     Mr. Gabelli is the sole  participant in the Principal  Executive Bonus Plan that was adopted by our Board of Directors and approved by stockholders in 2000.
The  Principal  Executive  Bonus Plan is described  under  Proposal No. 2 and is similar to the regular bonus plan, except that it (i) specifies a maximum annual bonus (as  defined in the  Principal  Executive  Bonus Plan) which is based on a maximum  percentage  (80%)  of a  specified  bonus  pool and  (ii)  removes  the discretion  of the  committee  to award  annual  bonuses  above the  established maximum annual bonus. The Principal  Executive Bonus Plan is designed to satisfy an  exemption  from Section  162(m) of the Code,  which denies a deduction by an employer for certain  compensation  in excess of  $1,000,000  per year. In 2002, from the annual  bonus pool of  $310,000,  Mr.  Gabelli  was  awarded a bonus of
$195,000. In 2003, from the annual bonus pool of $1,600,000 Mr. Gabelli was paid a bonus of $850,000. In 2004, from an annual bonus pool of $205,000, Mr. Gabelli was paid no bonus.

                                       49

     LYNCH INTERACTIVE CORPORATION 401(K) SAVINGS PLAN

     All our employees are eligible to  participate  in our 401(k) Savings Plan, after having completed one year of service and having reached the age of 18.

     Our  401(k)  Savings  Plan  permits  employees  to  make  contributions  by
deferring  a  portion  of  their   compensation.   We  may  make   discretionary
contributions to our 401(k) Savings Plan accounts of participating  employees. A participant's  interest in both employee and employer contributions and earnings thereupon are fully vested at all times.

     Employee and employer contributions are invested in certain mutual funds or our  Common  Stock,  as  determined  by the  participants.  With  respect to the individuals listed in the Summary  Compensation  Table, each of Messrs.  Gabelli and Dolan  deferred  $12,000  under the 401(k)  Savings Plan during 2004,  which amounts  have been  included  for each  individual  in the Summary  Compensation
Table.

     BENEFITS

     We provide medical, life insurance and disability benefits to the executive officers that are  generally  available to all of our  employees.  The amount of perquisites,  as determined in accordance  with the rules of the SEC relating to executive compensation, did not exceed 10% of salary and bonus for 2004.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The following table sets forth compensation received by Mr. Gabelli for the last five years, for serving as our Chief Executive Officer:

                    2000        2001         2002          2003          2004
                    ----        ----         ----          ----          ----
     Salary        350,000     350,000      350,000       250,000       350,000
     Bonus           0           0          195,000       850,000         0

     Mr. Gabelli  performs the usual functions of a chief executive  officer and is  particularly  involved in the  development  of  acquisition,  investment and financial strategies.  The compensation  committee considers a number of factors in determining the  compensation of the Chief Executive  Officer,  including our size and scope,  the role of leadership,  particularly  that of Mr. Gabelli,  in developing  existing  businesses  and  in  making  strategic  acquisitions,  our financial  performance as reflected by the increase in our internally  estimated private  market  value  as  well as our  public  market  value,  and  return  on stockholders' equity. Effective in 2000, Mr. Gabelli's prior $500,000 salary was reduced to $350,000,  in  connection  with our spin off from Lynch  Corporation, with no raise until 2004.  Following Mr.  Gabelli's  resignation as Chairman and his  appointment as Vice  Chairman,  effective  January 1, 2003,  Mr.  Gabelli's salary was reduced to $250,000.  In 2003,  based on the formula set forth in the
Principal  Executive Bonus Plan, the annual bonus pool was $1,600,000,  with the maximum bonus payable to Mr. Gabelli not to exceed 80% of the annual bonus pool.
The compensation committee, which has the discretion to reduce the bonus payable to Mr. Gabelli, approved a bonus of $850,000,  representing  approximately 53.1%
of the annual bonus pool,  to be paid to Mr.  Gabelli.  In 2004,  Mr.  Gabelli's salary was increased to $350,000 following his resumption of his Chief Executive
Officer duties, but he was awarded no bonus in respect of 2004.

                                       50

                                        Morris Berkowitz        (Member)

                                        Paul J.  Evanson        (Member)

                                        Lawrence R.  Moats      (Member)

                                        John C.  Ferrara        (Retired Member)

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the record date, certain  information with respect to all persons known to us to each beneficially own more than 5% of our shares of Common Stock, which is our only class of voting stock outstanding.
The  table  also  sets  forth  information  with  respect  to our  Common  Stock beneficially  owned by the directors,  by each nominee for director,  by each of the  executive  officers  named in the Summary  Compensation  Table,  and by all directors,  nominees for director and executive  officers as a group. The number of shares  beneficially  owned is  determined  under  rules of the SEC,  and the information is not necessarily  indicative of beneficial ownership for any other purpose. Under such rules,  beneficial ownership includes any shares as to which a person has the sole or shared  voting or  investment  power or any shares that the person can acquire within 60 days, such as through exercise of stock options or conversions of securities.  Except as otherwise  indicated,  our stockholders listed in the table have sole voting and  investment  powers with respect to the
Common  Stock  set  forth in the  table.  The  following  information  is either reflected  in filings  with the SEC or has  otherwise  been  furnished  to us by persons  named in the table.  Unless  otherwise  indicated,  the address of each entity  listed in the table is c/o 401  Theodore  Fremd  Avenue,  Rye,  New York
10580.

                  NAME OF                           AMOUNT AND NATURE          PERCENT
              BENEFICIAL OWNER                   OF BENEFICIAL OWNERSHIP       OF CLASS
              ----------------                   -----------------------       --------
Kinetics Asset Management, Inc.
470 Park Avenue South
New York, New York 10016........................         209,000(1)               7.6%
MJG-IV Limited Partnership......................         620,000(2)              22.5%
Mario J. Gabelli................................         658,583(2)(3)           23.9%
Morris Berkowitz................................             504                  *
Paul J. Evanson.................................          11,304                  *
John C. Ferrara.................................           2,828                  *
Daniel R. Lee...................................               0                  0
Lawrence R. Moats...............................          27,700(4)               1.0%
Salvatore Muoio.................................          16,004(5)               *
Robert E. Dolan.................................             960(6)               *
Evelyn C. Jerden................................             105                  *
John A. Cole....................................               0                  0
All directors and named executive officers
    as a group (10 persons).....................         717,988                 26.1%
----------------------------

*    Represents holdings of less than one percent.

                                       51

(1)  Because of its  investment  and/or  voting  power over shares of our Common
     Stock held in the accounts of its  investment  advisory  clients,  Kinetics
     Asset  Management,  Inc.,  an  investment  adviser,  is  deemed  to be  the beneficial owner of 209,000 shares. Kinetics disclaims beneficial ownership of all such shares.

(2)  MJG-IV Limited  Partnership,  a limited partnership of which Mr. Gabelli is the general  partner,  has the right to receive and the power to direct the receipt  of  dividends  from,  or the  proceeds  from the sale of,  620,000 shares.  Mr. Gabelli has  approximately  a 5% interest in the  partnership, except in respect of 480,000 shares of our Common Stock sold by Mr. Gabelli to the  partnership  in January 2004 in which Mr.  Gabelli has no interest.
     Mr.  Gabelli holds an  irrevocable  proxy to vote such 480,000 shares until
     January 16, 2007.

(3)  Represents  620,000  shares  owned by a  limited  partnership  in which Mr.
     Gabelli is the general  partner (see footnote 2 above),  6,008 shares owned directly by Mr.  Gabelli,  11,075 shares owned by Mr.  Gabelli  through our
     401(k)  Savings Plan,  and 21,500 shares owned by GGCP,  Inc., in which Mr.
     Gabelli is the  majority  stockholder.  Mr.  Gabelli  disclaims  beneficial ownership of the shares owned by MJG-IV and GGCP, Inc. except to the extent of his interest therein.

(4)  Includes  700 shares  owned  directly  by Mr.  Moats,  100  shares  held as custodian for a child, 100 shares held by a family member and 26,800 shares held by a foundation of which Mr. Moats is the  president.  With respect to all such  shares  except the 700 shares  held by him  directly,  Mr.  Moats disclaims beneficial ownership.

(5)  Consists  of (i) 1,704  shares  owned  directly by Mr.  Muoio;  (ii) 14,100 shares owned by investment funds of which S. Muoio & Co. LLC is the general partner or investment  manager and (iii) 200 shares owned by S. Muoio & Co.
     LLC Profit Sharing Plan. Mr. Muoio is the managing member of S. Muoio & Co.
     LLC. Mr. Muoio disclaims  beneficial  ownership of the shares owned by such investment funds, except for his interest therein.

(6)  Includes 70 shares  registered  in the name of Mr.  Dolan's  children  with respect to which Mr. Dolan has voting and  investment  power and 238 shares owned by Mr. Dolan through our 401(k) Savings Plan.

                                       52

                                PERFORMANCE GRAPH

     The graph below compares the  cumulative  total  stockholder  return on our
Common Stock for the period January 1, 2000 through  December 31, 2004, with the cumulative total return over the same period on the broad market, as measured by the American Stock Exchange  Market Value Index,  and on a peer group.  The peer group  index  is  based  on  the  total  returns  earned  on  the  stock  of the publicly-traded  companies  included  in the Media  General  Financial  Services database under SIC Code 4813, Telephone  Communications,  except Radio Telephone
(135 companies).  The data presented in the graph assumes that $100 was invested in our Common  Stock and in each of the  indexes on January 1, 2000 and that all dividends were reinvested.  The stock price  performance  shown on the following graph is not necessarily indicative of future price performance.

[OBJECT OMITTED]

                                       53

                  TRANSACTIONS WITH CERTAIN AFFILIATED PERSONS

     Mario  Gabelli is  affiliated  with  various  entities  that he directly or indirectly  controls and that are engaged in various  aspects of the  securities business,  such as an investment adviser to various institutional and individual clients,  including  registered  investment  companies and pension  plans,  as a broker-dealer,  and as managing  general partner of various  private  investment partnerships.  During 2004, Lynch  Interactive and its  subsidiaries  engaged in various transactions and arrangements with certain of these entities. The amount of commissions,  fees, and other  remuneration paid to such entities,  excluding reimbursement of certain  expenses  related to Mr. Gabelli's  employment with us
(including  approximately  $40,000  reimbursement in connection with an airplane owned  in part by a  subsidiary  of  GGCP,  Inc.),  was  approximately  $63,000, primarily for administrative and staff support functions,  including charges for shared employee expenses ($34,000),  telephone charges ($24,000),  shared travel
and  automobile   expenses  ($2,500)  and  miscellaneous  other  office  charges
($2,500).

     In 1998,  Lynch  Corporation,  our  predecessor,  entered  into a lease for approximately  5,000  square  feet in a building in Rye,  New York,  owned by an affiliate of Mr. Gabelli.  Following the spin-off,  we became the lessee of such lease  and in May  2001  the  parties  agreed  to  reduce  the  leased  space to approximately  3,300  square  feet.  The lease was renewed in December  2002 and provides for rent at approximately  $28 per square foot per annum plus a minimum of $3 per  square  foot per annum  for  utilities,  subject  to  adjustment  for increases in taxes and other operating expenses.  The total amount paid for rent and utilities in 2004 under this lease was $112,000. An unaffiliated entity also leasing space in the same building pays rent on substantially the same basis.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section  16(a)  of the  Exchange  Act  requires  our  directors,  executive officers  and holders of more than 10% of our Common  Stock to file with the SEC and AMEX initial reports of ownership and reports of changes in the ownership of our Common  Stock and other  equity  securities.  Such  persons are  required to furnish us with copies of all Section 16(a) filings.  Based solely on our review of the copies of such filings we have  received and written  representations  of directors  and officers,  we believe that during the fiscal year ended  December
31, 2004, our officers,  directors, and 10% stockholders were in compliance with all Section 16(a) filing requirements applicable to them.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On January 12, 2005, our audit committee appointed Deloitte & Touche LLP to serve as our independent auditor to audit our and our subsidiaries' consolidated financial  statements as of and for the year ended December 31, 2004. Deloitte &
Touche  LLP  also   audited   our  2003   consolidated   financial   statements.
Representatives  of Deloitte & Touche LLP are  expected to be  available  at the
Annual Meeting with the  opportunity to make a statement if they desire to do so and to answer appropriate questions.

     The audit  committee  has not yet  selected a principal  auditor for fiscal year 2005.  Consistent with the past practice,  the audit  committee  begins the selection process for our principal  auditor  following  completion of the prior year's audit.

RESIGNATION OF ERNST & YOUNG LLP

     Following  the  completion  of its  review  of our  condensed  consolidated financial  statements for the quarter ended  September 30, 2003, on November 14,
2003,  Ernst & Young  LLP  notified  us of its  resignation  as our  independent auditor.  Ernst & Young's  decision  was based,  in part,  on the  existence  of pending  litigation  against it initiated by Morgan Group Holding Co., an entity that was created through a spin-off from us. Morgan Group Holding Co. brought an action against Ernst & Young in its capacity as the  independent  auditor of The
Morgan  Group,  Inc., a public  company in which Morgan Group  Holding Co. had a majority interest.

                                       54

     The reports of Ernst & Young, as our principal auditor, on our consolidated financial  statements  for the fiscal  years  ended  December  31, 2001 and 2002
(which  reports  were based on the work of Siepert & Co.,  L.L.P.  insofar as it relates to the amounts included in the consolidated financial statements for our following  subsidiaries:  Cuba City Telephone  Exchange  Corporation and Belmont
Telephone Corporation in 2002 and 2001, Upper Peninsula Telephone Corporation in
2002 and Lynch Michigan  Telephone Holding  Corporation in 2001) did not contain any  adverse  opinion or  disclaimer  of  opinion,  nor were they  qualified  or modified as to uncertainty, audit scope or accounting principles.

     In connection with the audits of our financial  statements for each of 2002 and 2001 and in the subsequent  interim periods through November 14, 2003, there were no disagreements with Ernst & Young on any matters of accounting principles or practices,  financial statement  disclosure,  or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have  caused  Ernst & Young  to make  reference  to the  subject  matter  of the disagreements in connection with its reports. There were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

     A copy of the disclosure  under this subheading has been furnished to Ernst
& Young and Deloitte & Touche in order to give each such auditor the opportunity to present its views in this proxy  statement if it believes that the statements made are incorrect or incomplete.

AUDIT FEES

     The  aggregate  fees  billed  or to be  billed  by  Deloitte  & Touche  for professional  services  rendered  for the  audit of our 2003 and 2004  financial statements is $1.2 million and $1.1  million,  respectively  The aggregate  fees billed by Deloitte & Touche for professional  services  rendered for the reviews of the financial  statements included in our quarterly reports on Forms 10-Q for
2004 was approximately  $215,000. The aggregate fees billed by Ernst & Young for the audit of our 2002 financial  statements  and review of financial  statements included in our Form 10-Q's for that year was  $615,000.  In  addition,  Ernst &
Young billed us $263,000 for review of the financial  statements included in our
Form 10-Q for 2003 and $50,000 for audit-related work in 2004.

AUDIT-RELATED FEES

     No fees were billed by Deloitte & Touche for assurance and related services for 2004 that are reasonably related to the performance of the audit of our 2004 financial  statements and/or performance of a review of our financial statements during 2004 that are not reported as audit fees above. The aggregate fees billed by Ernst & Young for assurance and related services for 2003 that are reasonably related to the  performance  of the review of our financial  statements  and not reported as audit fees above was $7,500.

TAX FEES

     The aggregate  fees billed by Deloitte & Touche for  professional  services rendered to us in 2004 for tax  compliance,  tax advice,  and tax  planning  was
approximately  $15,000.   These  services  included  miscellaneous   tax-related
research.  The aggregate fees billed by Ernst & Young for professional  services rendered to us in 2003 for tax  compliance,  tax advice,  and tax  planning  was
$5,000.

                                       55

ALL OTHER FEES

     No fees were  billed by  Deloitte  & Touche or by Ernst & Young for 2004 or
2003, respectively, for services other than as set forth above.

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

     In December 2002, our audit committee  adopted policies and procedures that require that any non-audit  services to be provided by our  independent  auditor that are not otherwise  proscribed by  Sarbanes-Oxley  must be pre-approved by a member  of our  audit  committee  and that any such  pre-approval  must  then be ratified by our audit committee at its next meeting.

     The revised audit committee  charter also provides that our audit committee shall pre-approve all auditing provided to us by the independent auditors.

     Prior to December  2002,  our audit  committee did not have an  established pre-approval  procedure with respect to the provision of services other than the audit by its independent  auditor.  For the year ended 2002, our audit committee considered  that the provisions of all non-audit  services were  compatible with maintaining the  independence of our  independent  auditor.  For the years ended
2003 and 2004,  our audit  committee  pre-approved  all the fees incurred by our independent auditors.

                             AUDIT COMMITTEE REPORT

     The audit committee of our Board of Directors  comprises directors who meet the AMEX  standards  for  independence.  The audit  committee  operates  under a written charter adopted by our Board of Directors.

     The audit  committee met with  management  periodically  during the year to consider  the  adequacy of our  internal  controls  and the  objectivity  of our financial reporting. The audit committee discussed these matters with Deloitte &
Touche LLP, our independent auditors,  and with our chief financial officer. The audit  committee  also  discussed  with our senior  management  and  independent auditors our compliance with Sarbanes-Oxley.

     The audit committee met privately with the independent auditors, as well as with the chief financial officer, on a number of occasions.

     The audit  committee  also held  meetings to  deliberate  the  selection of independent auditors for 2004.

     The audit  committee has reviewed and discussed our audited 2004  financial statements with both management and our independent auditors for 2004. The audit committee has also discussed with our independent  auditors any matters required to be discussed by Statement on Auditing Standards No. 61  (Communications  with
Audit Committees).  The audit committee has received the written disclosures and the letter from our independent auditors required by Independent Standards Board
No. 1,  Independent  Discussions  with Audit  Committees  and has discussed with
Deloitte & Touche LLP their independence.

     Management has primary  responsibility for our financial statements and the
overall  reporting   process,   including  our  systems  of  internal  controls.
Management  has  represented  to the  audit  committee  that the 2004  financial statements  were  prepared in  accordance  with  generally  accepted  accounting principles.

                                       56

     Based  on the  foregoing  reviews  and  discussions,  the  audit  committee recommended to our Board of Directors that our 2004 audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December
31, 2004.

                                        Morris Berkowitz        (Member)

                                        Lawrence R. Moats       (Chairman)

                                        Salvatore Muoio         (Member)

                                        John C. Ferrara         (Retired Chairman and Member)

                            PROPOSALS OF STOCKHOLDERS

     If our Exchange Act  registration  is not terminated in connection with the reverse stock split,  proposals of stockholders  intended to be presented at our
2006  Annual  Meeting  must  be  received  by  the  Corporate  Secretary,  Lynch
Interactive Corporation, 401 Theodore Fremd Avenue, Rye, NY 10580, no later than
December  15,  2005,  for  inclusion  in our proxy  statement  and form of proxy relating to the that meeting.

                                 MISCELLANEOUS

     Our Board of  Directors  knows of no other  matters that are likely to come before the Annual Meeting.  If any other matters should properly come before the
Annual  Meeting,  it is the intention of the persons  named in the  accompanying form of proxy to vote on such matters in accordance with their best judgment.

                                 ANNUAL REPORT

     Our Annual  Report for the fiscal year ended  December  31,  2004,  on Form
10-K/A,  has been sent to each  stockholder.  The Form  10-K/A was amended on or about August __,  2005.  The  Form-10-K/A,  as amended and the Form 10-Q for the quarter ended June 30, 2005 are incorporated herein by reference.

                                       57

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          LYNCH INTERACTIVE CORPORATION

================================================================================

     It is hereby certified that:

     1.   The name of the  corporation  is LYNCH  INTERACTIVE  CORPORATION  (the
          "Corporation").

     2.   The Restated Certificate of Incorporation of the Corporation is hereby
          amended  to  reflect  a   1-for-100   reverse   stock   split  of  the
          Corporation's  common  stock and to provide  the  Corporation  with an option  to  buy  back  shares  of  its  common  stock  proposed  to be transferred after the reverse stock split is effective.

     3.   To accomplish  the foregoing  amendment,  the Restated  Certificate of
          Incorporation of the Corporation is hereby amended by revising Article
          FOURTH in its entirety to read as follows:

               "FOURTH:  The  Corporation  shall have the authority to
               issue 10,000,000 shares of common stock, $.01 per share
               (the "Common Stock").

               Simultaneously with the effective time of the filing of
               this   amendment   to   the   Corporation's    Restated
               Certificate of  Incorporation  (the "Effective  Time"),
               each share of common stock, par value $.0001 per share,
               of the  Corporation  issued and  outstanding or held as
               treasury shares immediately prior to the Effective Time
               (the  "Old  Common  Stock")  shall   automatically   be
               reclassified  as and reduced to (the "Reverse  Split"),
               without  any action on the part of the holder  thereof,
               1/100 of one share of  Common  Stock  (the "New  Common
               Stock").  Each  holder of a  certificate  of Old Common
               Stock shall be entitled to receive,  upon  surrender of
               such  certificate to the  Corporation's  transfer agent
               for  cancellation,  a  certificate  of New Common Stock
               that  will  equal the  number  of shares of Old  Common
               Stock divided by one hundred  PROVIDED,  HOWEVER,  that
               holders of Old Common  Stock who are  entitled  to less
               than one share of New  Common  Stock on  account of the
               Reverse Split shall not receive  fractional shares, but
               rather  shall  receive,  upon  surrender  of the  stock
               certificates  formerly  representing  shares of the Old
               Common  Stock,  in lieu of such  fractional  share,  an
               amount in cash  equal to the  fractional  share  that a
               holder would  otherwise be entitled to,  multiplied  by
               ___________ ($______.00).

                                       A-1

               Subject to the  fractional  share  treatment  described
               above, certificates for Old Common Stock will be deemed
               for all purposes to represent the appropriately reduced
               number  of  shares  of  New  Common  Stock;   PROVIDED,
               HOWEVER,  that the holder of  unexchanged  certificates
               will  not be  entitled  to  receive  any  distributions
               payable by the  Corporation  after the Effective  Time,
               until the  certificates  for Old Common Stock have been
               surrendered for exchange.  Such distributions,  if any,
               will be  accumulated  and, at the time of  surrender of
               the Old  Common  Stock  certificate,  all  such  unpaid
               distributions will be paid without interest.

               After the Effective  Time, the  Corporation  shall have
               the right to buy back shares of Common  Stock  proposed
               to be transferred  by any  stockholder if such transfer
               would  cause  the  number of  holders  of record of the
               Corporation's  Common Stock to equal or exceed 300. The
               price to be paid for the shares pursuant to this option
               shall  be equal  to (i) the  mean  between  the bid and
               asked prices (as published in the pink sheets) averaged
               over the 20 trading days immediately preceding the date
               of  exercise  of the  option,  on which  the  shares of
               Common  Stock were quoted or, (ii) if the Common  Stock
               is not  then  quoted  in the  pink  sheets  (or if such
               determination  cannot  otherwise  be  made),  the  fair
               market  value  for such  shares  as  determined  by the
               Corporation's Board of Directors in good faith.

               At such  time as the  Corporation  becomes  aware  of a
               proposed  transfer  that  would  cause  the  number  of
               holders of record of the Corporation's  Common Stock to
               equal or exceed 300, the Corporation shall have 15 days
               to exercise its right to buy back such shares of Common
               Stock.

     4.   The  Amendment to the Restated  Certificate  of  Incorporation  of the
          Corporation  effected  by this  Certificate  was duly  authorized  and declared  advisable by the Board of Directors  of the  Corporation  in
          accordance   with  the  provisions  of  Section  242  of  the  General
          Corporation  Law  of  the  State  of  Delaware,  and  approved  by the affirmative  vote of a majority of the  stockholders  entitled to vote thereon  in  accordance  with the  provisions  of  Section  242 of the
          General Corporation Law of the State of Delaware.

                                       A-2

     IN WITNESS  WHEREOF,  the  undersigned  has executed  this  Certificate  of
Amendment to the Restated  Certificate  of  Incorporation  of Lynch  Interactive
Corporation on this ______ day of _______________.

                                             -----------------------------------
                                             Robert E. Dolan
                                             Chief Financial Officer

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                                    EXHIBIT B

                              CAYMUS PARTNERS LLC

                                                  April 17, 2005

CONFIDENTIAL
------------

Board of Directors
Lynch Interactive Corporation
401 Theodore Fremd Avenue
Rye, New York  10580
RE:  FAIRNESS OPINION

Gentlemen:

     Lynch Interactive  Corporation  ("Interactive" or the "Company") proposes a
1-for-100  reverse  stock split ("Stock  Split") of the  Company's  common stock
("Common  Stock") with the result that (i) holdings prior to such Stock Split of fewer than 100 shares of Common Stock will be  converted to a fractional  share, which will be  immediately  cancelled and converted  into a right to receive the cash  consideration  described in the attached proxy statement  ("Transaction"), and (ii) the Corporation will have fewer than 300 holders of record, allowing it to delist the Common Stock from the American  Stock Exchange (the "AMEX") and to deregister its Common Stock.  As part of the  Transaction,  holders of record of less than 100 shares prior to the Stock Split would  receive  cash  compensation equal to 120% of the  average of the  Company's  stock  price for the 20 trading days, on which the Company's shares were traded,  immediately preceding the date of when the Company's  restated  certificate of  incorporation is filed with the
Office of the Secretary of the State of Delaware.

     You have  asked  Caymus  Partners  LLC  ("Caymus  Partners,"  "we" or "us")
whether  or  not,  in our  opinion,  the  Transaction  is  fair  to  the  public shareholders of the Company from a financial point of view (the "Opinion").

     In arriving at the Opinion set forth below, we have, among other things:

     1)   Reviewed and analyzed the March 31, 2005 draft of the proxy  statement
          (Schedule 14A) ("Proxy  Statement") in connection with the Transaction that was provided by the Company;

     2)   Reviewed publicly available historical financial information and other data concerning the Company, including Interactive's Annual Report and audited  financial  statements  on Form 10-K for the fiscal year ended
          December 31, 2004 filed with the  Securities  and Exchange  Commission
          (the "SEC");

     3)   Reviewed and analyzed certain financial  characteristics  of companies we deemed to have characteristics comparable to the Company;

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     4)   Reviewed  and  analyzed   certain   financial  terms  of  transactions
          involving   target   companies  we  deemed  to  have   characteristics
          comparable to the Company;

     5)   Reviewed  certain  internal  financial  analyses and  forecasts of the
          Company  related to the  business,  earnings,  cash  flow,  assets and prospects of  Interactive,  which were provided to us by management of
          Interactive;

     6)   Had discussions with  representatives  or members of management of the
          Company  concerning  its  businesses,   operations,   assets,  present
          condition and future prospects;

     7)   Considered  the  historical  financial  results and present  financial condition of the Company;

     8)   Reviewed the stock prices and trading history of the Company's  common stock;

     9)   Reviewed such other financial  studies and analyses and performed such other  investigations  and took into account such other  matters as we deemed necessary, including our assessment of general economic, market and monetary conditions; and

     10)  Presented  our  preliminary  findings to the Board of Directors of the
          Company and answered and discussed a variety of questions posed by the
          Board of Directors.

     In preparing our Opinion,  we have relied on the accuracy and  completeness of all information publicly available,  supplied or otherwise communicated to us by the  Company,  and we have not assumed any  responsibility  to  independently verify such information.  With respect to the financial forecasts provided to us by the Company,  we have assumed that such  forecasts  have been  reasonably and
accurately   prepared  and  represent   management's  best  currently  available
judgments and estimates as to the future  financial  performance of Interactive, and we express no opinion with respect to such forecasts or the assumptions upon which they are based.  We have also relied upon  assurances of the management of the Company  that they are unaware of any facts that would make the  information provided  to us  incomplete  or  misleading.  We have not  made any  independent evaluation or appraisal of the assets or  liabilities  (contingent or otherwise)
of the  Company  nor  have  we been  furnished  with  any  such  evaluations  or appraisals. We also have assumed that, in all material respects to our analysis, the representations and warranties contained in the Proxy Statement are true and correct,  each of the  parties to the Proxy  Statement  will  perform all of the covenants  and  agreements  to be performed by it under the Proxy  Statement and that the Transaction will be consummated in all material  respects in accordance with the terms and  conditions  described  in the Proxy  Statement  without  any waiver or  modification  thereof.  We have  also  assumed  that the final  Proxy
Statement  will be  substantially  the same as the March 31,  2004  draft of the
Proxy Statement reviewed by us.

     This Opinion does not  constitute a  recommendation  to any  shareholder of
Interactive.   This  Opinion  does  not  address  the  relative  merits  of  the
Transaction and any other transactions or business  strategies  discussed by the
Board of  Directors  of the  Company as  alternatives  to the Stock Split or the decision  of the Board of  Directors  of the  Company to proceed  with the Stock
Split. Our Opinion is based on economic, monetary and market conditions existing on the date hereof.

     Caymus Partners is currently acting as financial advisor to the Company and will be receiving a fee in connection  with the  rendering of this  Opinion.  No portion of Caymus  Partners' fee is contingent upon the  conclusions  reached in our Opinion.

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     On the basis of, and subject to the  foregoing,  we are of the opinion that the proposed  Transaction is fair to the public shareholders of Interactive from a financial point of view.

     This  Opinion  has  been  prepared  for the  information  of the  Board  of
Directors of the Company in  connection  with the  Transaction  and shall not be reproduced,  summarized,  described  or referred  to,  provided to any person or otherwise  made public or used for any other  purpose  without the prior written consent of Caymus Partners,  except that the Company may include this opinion in its entirety in any disclosure document to be sent to the Company's stockholders or filed with the SEC relating to the Transaction.

                                                  Very truly yours,

                                                  CAYMUS PARTNERS LLC

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                          LYNCH INTERACTIVE CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned  hereby appoints Robert E. Dolan and John A. Cole, and each of them, with full power of  substitution,  to vote as indicated  below, and act with respect to all shares of common stock of Lynch Interactive Corporation.,  a
Delaware  corporation  (the   "Corporation"),   standing  in  the  name  of  the
undersigned,  at the Annual  Meeting of  Stockholders  to be held at _____ p.m.,
Eastern     time,     on     _____________,     ________,     2005,    at    the
____________________________________,  or at any adjournment  thereof,  with all the power the undersigned would possess if personally present:

     1. Amendment of Lynch  Interactive  Corporation's  Restated  Certificate of
Incorporation to effect the reverse stock split.

     /_/  FOR                  /_/  AGAINST                 /_/  ABSTAIN

     2. Amendment of Lynch  Interactive  Corporation's  Restated  Certificate of
Incorporation granting the option to repurchase shares.

     /_/  FOR                  /_/  AGAINST                 /_/  ABSTAIN

     3. To re-approve the Principal Executive Bonus Plan.

     /_/  FOR                  /_/  AGAINST                 /_/  ABSTAIN

     4. Election of the following  nominees as directors of the Company:  Morris
Berkowitz,  Paul J. Evanson, John C. Ferrara,  Mario J. Gabelli,  Daniel R. Lee,
Lawrence R. Moats and Salvatore Muoio.

     /_/  FOR all the nominees (except as         /_/  WITHHOLD AUTHORITY
          otherwise marked above)                      to vote for all nominees.

INSTRUCTIONS   To withhold authority to vote for any particular nominee,  strike through such person's name in the above list.

     5. To adjourn  the Annual  Meeting , if  necessary,  to solicit  additional proxies.

     /_/  FOR                  /_/  AGAINST                 /_/  ABSTAIN

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     6. In their discretion,  the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

     /_/  FOR                  /_/  AGAINST                 /_/  ABSTAIN

     THIS  PROXY WHEN  PROPERLY  EXECUTED  WILL BE VOTED IN THE MANNER  DIRECTED
ABOVE.  IF NO DIRECTION IS MADE,  THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND
3.

     IMPORTANT: To ensure a quorum and to avoid the expense and delay of sending follow-up  letters,  please  mark,  sign,  date  and  mail  this  proxy  in  the accompanying envelope.

                                Date:       ______________________________, 2005
                                            ______________________________, 2005
                                            ______________________________, 2005

                                                                PRELIMINARY COPY

                                                 Please  sign  exactly  as  name
                                            appears hereon. For a joint account,
                                            each  owner  should  sign.   Persons
                                            signing   as   attorney,   executor,
                                            administrator,  trustee or  guardian
                                            or  in  any   other   representative
                                            capacity  should indicate their full
                                            title. If a corporation, please sign
                                            in full  corporate name by president
                                            or other  authorized  officer.  If a
                                            partnership,    please    sign    in
                                            partnership   name   by   authorized
                                            person.